UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. __)

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_________________________Aehr Test Systems___________________________
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AEHR TEST SYSTEMS
400 Kato Terrace
Fremont, California 94539
_____________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 22, 2019
_____________________________

To The Shareholders of
    Aehr Test Systems:

You are cordially invited to attend the Annual Meeting of Shareholders, or the Annual Meeting, of Aehr Test Systems, a California corporation, or the Company, to be held on October 22, 2019, at 4:00 p.m., at the Company’s corporate headquarters located at 400 Kato Terrace, Fremont, California 94539, for the following purposes:

1.
To elect six directors for the Company to serve until the next annual meeting or the election of their successors.

2.
To approve an amendment to the Company’s 2016 Equity Incentive Plan to increase the number of shares of Common Stock reserved for issuance thereunder by an additional 800,000 shares of Common Stock.

3.
To ratify the selection of BPM LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2020.

4.
To approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers.

5.
To hold an advisory (non-binding) vote on the frequency of future advisory (non-binding) votes on the compensation of the Company’s named executive officers.

6.
To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Only shareholders of record at the close of business on September 5, 2019 will be entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors, GAYN ERICKSON President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

      THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE COMPANY, ON BEHALF OF THE BOARD OF DIRECTORS, FOR THE 2019 ANNUAL MEETING OF SHAREHOLDERS. THE PROXY STATEMENT AND THE RELATED PROXY FORM ARE BEING DISTRIBUTED ON OR ABOUT SEPTEMBER 26, 2019. YOU CAN VOTE YOUR SHARES USING ONE OF THE FOLLOWING METHODS:

●
COMPLETE AND RETURN A WRITTEN PROXY CARD; OR

●
ATTEND THE COMPANY’S 2019 ANNUAL MEETING OF SHAREHOLDERS AND VOTE.

      ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. ANY SHAREHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY CARD.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
MATERIALS FOR THE ANNUAL MEETING TO BE HELD OCTOBER 22, 2019:

The Company’s Proxy Statement, form of proxy card and 2019 Annual Report are available at: www.aehr.com under the heading “Investor Relations” and the subheading “Annual Reports/Proxy Statements.”

AEHR TEST SYSTEMS
400 Kato Terrace
Fremont, California 94539
_______________

PROXY STATEMENT
_______________

2019 ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is being furnished to the shareholders of Aehr Test Systems, a California corporation, or the Company, in connection with the solicitation of proxies by the Board of Directors, or the Board, for use at the Annual Meeting of Shareholders of the Company, or the Annual Meeting, to be held on Tuesday, October 22, 2019 at 4:00 p.m. local time, and at any adjournments thereof.

At the Annual Meeting, the shareholders will be asked:

1.
To elect six directors of the Company to serve until the next annual meeting or the election of their successors.

2.
To approve an amendment to the Company’s 2016 Equity Incentive Plan to increase the number of shares of Common Stock reserved for issuance thereunder by an additional 800,000 shares of Common Stock.

3.
To ratify the selection of BPM LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2020.

4.
To approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers.

5.
To hold an advisory (non-binding) vote on the frequency of future advisory (non-binding) votes on the compensation of the Company’s named executive officers.

6.
To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on September 5, 2019 as the record date for the determination of the holders of Common Stock entitled to notice of and to vote at the Annual Meeting. Each such shareholder will be entitled to one vote for each share of Common Stock, or Common Share, held on all matters to come before the Annual Meeting and may vote in person or by proxy authorized in writing.

The Company’s Annual Report on Form 10-K, containing financial statements for the fiscal year ended May 31, 2019, is being mailed with these proxy solicitation materials to all shareholders entitled to vote. This Proxy Statement and the accompanying form of proxy are first being sent to holders of the Common Shares on or about September 26, 2019.

THE ANNUAL MEETING

Date, Time and Place

The Annual Meeting will be held on October 22, 2019 at 4:00 p.m., local time, at 400 Kato Terrace, Fremont, California 94539.

General

The Company’s principal office is located at 400 Kato Terrace, Fremont, California 94539 and its telephone number is (510) 623-9400.

Record Date and Shares Entitled to Vote

Shareholders of record at the close of business on September 5, 2019, or the Record Date, are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 22,720,986 shares of Common Stock outstanding and entitled to vote.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Proxy Solicitation

Each shareholder voting for the election of directors may cumulate his or her votes, giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares that the shareholder is entitled to vote, or distributing the shareholder’s votes on the same principle among as many candidates as the shareholder chooses. No shareholder shall be entitled to cumulate votes for any candidate unless the candidate’s name has been properly placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate votes. On all other matters, each share has one vote.

The Company is soliciting proxies for the Annual Meeting from its shareholders. The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone, facsimile or special delivery letter.

Quorum; Abstentions; Broker Non-Votes

The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections, appointed for the meeting, who will determine whether or not a quorum is present. If the shares present, in person and by proxy, do not constitute the required quorum, the meeting may be adjourned to a subsequent date for the purposes of obtaining a quorum. Shares that are voted “FOR,” “AGAINST” or “WITHHELD FROM” a matter are treated as being present at the meeting for purposes of establishing a quorum and shares that are voted “FOR,” “AGAINST” or “ABSTAIN” are also treated as shares entitled to vote, or the Votes Cast, at the Annual Meeting with respect to such matter.

While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

Broker non-votes (i.e., votes from shares of record by brokers as to which the beneficial owners have no voting instructions) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the proposal on which the broker has expressly not voted. Thus, a broker non-vote will be counted for purposes of determining whether a quorum exists, but will not otherwise affect the outcome of the voting on a proposal. With respect to a proposal that requires a majority of the outstanding shares (such as an amendment to the articles of incorporation), however, a broker non-vote has the same effect as a vote against the proposal.

Deadline for Receipt of Shareholder Proposals for 2020 Annual Meeting

Shareholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission, or SEC. Proposals of shareholders of the Company intended to be presented for consideration at the Company's 2020 Annual Meeting of Shareholders must be received by the Company no later than May 29, 2020, in order that they may be included in the proxy statement and form of proxy related to that meeting.

Shareholder Information

IN COMPLIANCE WITH RULE 14A-3 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS.

If you share an address with another shareholder, only one annual report and proxy statement may be delivered to all shareholders sharing your address unless the Company has contrary instructions from one or more shareholders. Shareholders sharing an address may request a separate copy of the annual report or proxy statement by writing to: Aehr Test Systems, 400 Kato Terrace, Fremont, CA 94539, Attention: Investor Relations or by calling investor relations at (510) 623-9400, and the Company will promptly deliver a separate copy. If you share an address with another shareholder and you are receiving multiple copies of annual reports or proxy statements, you may write us at the address above to request delivery of a single copy of these materials in the future.

How to Obtain Directions to Location of Annual Meeting

The Annual Meeting is being held at the time and place set forth above. You can obtain directions to attend the Annual Meeting and vote your shares in person by calling the Company at (510) 623-9400, or by visiting the Company’s website www.aehr.com under the heading “Contact Us” and the subheading “Offices,” and selecting the legend of “Headquarters” on the map.

Internet Availability of Proxy Materials

This Proxy Statement, the form of proxy card and 2019 Annual Report are available on the Company’s website www.aehr.com under the heading “Investor Relations” and the subheading “Annual Reports/Proxy Statements.”

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, six directors are to be elected to serve until the next Annual Meeting or until their successors are elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of the six nominees named below. Each nominee has consented to be named a nominee in this Proxy Statement and to continue to serve as a director if elected. Should any nominee become unable or decline to serve as a director or should additional persons be nominated at the meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many nominees listed below as possible (or, if new nominees have been designated by the Board of Directors, in such a manner as to elect such nominees) and the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any reason that any nominee will be unable or will decline to serve as a director. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he is or was to be selected as a director or officer of the Company.

The names of the nominees, ages as of May 31, 2019, and certain information about them as of the Record Date are set forth below:

Name of Nominee	Age	Position	Director Since
Rhea J. Posedel	76	Chairman	1977
Gayn Erickson	54	President and Chief Executive Officer	2012
Laura Oliphant (1)(2)	56	Director	2019 (4)
Mario M. Rosati	73	Director	1977 (5)
John M. Schneider (1)(3)	52	Director	2014
Howard T. Slayen (1)(2)(3)	72	Director	2008

(1)
Member of the Audit Committee
(2)
Member of the Compensation Committee
(3)
Member of the Corporate Governance and Nominating Committee
(4)
Ms. Oliphant has been a member of the Board of Directors since July 2019
(5)
Mr. Rosati was a member of the Board of Directors from 1977 to September 2008 and then rejoined the Board of Directors in February 2009

RHEA J. POSEDEL is a founder of the Company and has served as the Chairman of the Board of Directors since the Company’s inception in 1977. He also served as Executive Chairman of the Company from January 2012 to March 2013. Mr. Posedel served as Chief Executive Officer of the Company since the Company’s inception in 1977 until January 2012. From the Company’s inception through May 2000, Mr. Posedel also served as President of the Company. Prior to founding the Company, Mr. Posedel held various project engineering and engineering managerial positions at Lockheed Martin Corporation, Ampex Corporation, and Cohu, Inc. Mr. Posedel received a B.S. in Electrical Engineering from the University of California, Berkeley, an M.S. in Electrical Engineering from San Jose State University and an M.B.A. from Golden Gate University.

Mr. Posedel brings to the Board of Directors senior leadership experience, industry and technical expertise, and a deep knowledge of the Company’s operations, strategy and vision.

GAYN ERICKSON has served as President, Chief Executive Officer and member of the Board of Directors of the Company since January 2012. Prior to joining the Company, Mr. Erickson served as corporate officer, Senior Vice President and General Manager of Verigy Ltd.’s memory test business from February 2006 until October 2011. Prior to that, he was Vice President of Marketing and Sales for Agilent

Technologies' Semiconductor Memory Test products. He has over 31 years of executive and general management, operations, marketing, sales and R&D program management experience, dating back to the late 1980s when he began his career in semiconductor test with Hewlett-Packard's Automated Test Group. Mr. Erickson received a B.S. in Electrical Engineering from Arizona State University.

Mr. Erickson brings to the Board of Directors senior leadership experience, semiconductor test industry and technical expertise, and strategic business development experience.

LAURA OLIPHANT has been a director of the Company since July 2019. She was previously the Chief Executive Officer of Translarity, a venture funded probe card company. From 2001 to 2016, she served as an Investment Director at Intel Capital, Intel’s venture capital organization, where she made and managed investments in the semiconductor capital equipment and materials area and received Intel’s highest award for the strategic impact of her contributions. She is a holder of the National Association of Corporate Directors Board Leadership Fellowship. Dr. Oliphant received a BE in Chemical Engineering from Manhattan College in Riverdale, New York, and PhD in Chemical Engineering from the University of California, Berkeley.

As a process manager and a director of the venture capital arm of one of the world’s largest semiconductor companies, Dr. Oliphant brings to the Board of Directors a broad range of experience in the in semiconductor equipment space and a strong background in business development and financing and investment activities.

MARIO M. ROSATI was a director of the Company from 1977 to 2008, and then rejoined the Board of Directors in 2009. Mr. Rosati is a member of the law firm Wilson Sonsini Goodrich & Rosati, Professional Corporation, which he joined in 1971. Mr. Rosati is a director of Sanmina Corporation, a publicly-held electronics manufacturing services company, as well as several privately-held companies. Mr. Rosati received a B.A. from the University of California, Los Angeles and a J.D. from the University of California, Berkeley School of Law.

As a senior partner in a major Silicon Valley based law firm, Mr. Rosati brings legal expertise in the oversight of legal and regulatory compliance, mergers and acquisitions and financing experience to the Board of Directors. Mr. Rosati also brings to the Board of Directors a strong background in advising high-tech companies through his public company board experience.

JOHN M. SCHNEIDER has been a director of the Company since December 2014. Mr. Schneider has been the owner and President of PWA Real Estate and PWA Construction, since their creation in 2008 and 2014, respectively. Mr. Schneider was the owner, President and CEO of Private Wealth Advisors and PWA Securities, a SEC-registered Registered Investment Advisor and FINRA-registered Broker/Dealer since their creation in 2003 and 2008, respectively. In July 2015, Mr. Schneider sold his ownership position in both investment companies to his existing partner. Mr. Schneider is currently the owner and President of JMS Capital Group, LLC, which is a holding company encompassing JMS Wealth Services, PWA Construction (dba JMS Development) and PWA Real Estate (dba JMS Real Estate). Mr. Schneider graduated from the University of Pittsburgh with a Bachelor of Arts Degree in Economics, obtaining their "Honors in Economics" distinction. He is also a graduate of the College of Financial Planning in Denver, Colorado and is a Certified Financial Planner.

As the founder of multiple investment companies, Mr. Schneider brings to the Board of Directors a strong expertise in business development, financing and investment activities. Mr. Schneider also brings to the Board of Directors a strong background in advising companies through his private company board experience at Bill Few Associates, Private Wealth Advisors and the three companies he currently owns.

HOWARD T. SLAYEN has been a director of the Company since 2008. Since June 2001, Mr. Slayen has been providing independent financial consulting services to various organizations and clients.

From October 1999 to May 2001, Mr. Slayen served as Executive Vice President and Chief Financial Officer of Quaartz Inc., a web-hosted communications company. From 1971 to September 1999, Mr. Slayen held various positions with PricewaterhouseCoopers/Coopers & Lybrand, including his last position as a Corporate Finance Partner. Mr. Slayen currently serves as a director for several non-profit organizations. Mr. Slayen received a B.A. from Claremont McKenna College and a J.D. from the University of California, Berkeley School of Law.

As the former Vice President and Chief Financial Officer of a high-tech company, former Corporate Finance Partner for a large international accounting firm, and former chair of the audit committee of two other public technology companies, Mr. Slayen brings to the Board of Directors senior leadership experience, expertise in accounting and financial reporting, financing and investing activities, and internal control and compliance. Mr. Slayen also brings to the Board of Directors a strong background in advising high-tech companies through his prior public company board experience.

Vote Required and Recommendation of the Board of Directors

The six nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect in the election of directors under California law. See “Quorum; Abstentions; Broker Non-Votes.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE
ELECTION OF THE NOMINEES LISTED ABOVE.

Board Matters and Corporate Governance

Board Meetings and Committees

The Board of Directors held a total of six meetings during the fiscal year ended May 31, 2019. No incumbent director during his period of service in such fiscal year attended fewer than 75% of the aggregate number of all meetings of the Board of Directors and the committees of the Board upon which such director served.

The Board of Directors has three committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee.

There were several recent matters that impacted the Board of Director committee assignments. Firstly, William W. R. Elder passed away on August 17, 2019. Mr. Elder was a member of our Audit, Compensation, and Corporate Governance and Nominating Committees. Secondly, Laura Oliphant was appointed to the Board of Directors in July 2019. On September 9, 2019, Ms. Oliphant was appointed to the Audit and Compensation Committees, but was not a member for fiscal year 2019, notwithstanding her signature on the reports of the Compensation and Audit Committee contained herein. Thirdly, on September 9, 2019, Howard Slayen was appointed to the Corporate Governance and Nominating Committee. Lastly, Rhea Posedel retired as an employee of the Company, effective July 26, 2019, and accordingly became an outside director as of that date.

The Audit Committee currently consists of directors Oliphant, Schneider and Slayen, each of whom is an independent member of the Board of Directors, as defined by the Nasdaq director independence standards, as well as applicable SEC rules, as currently in effect. The Audit Committee held five meetings during fiscal year 2019. More information regarding the functions performed by the Committee is set forth in the section entitled “Report of the Audit Committee.” The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of the Audit Committee charter is available on the Company’s website at www.aehr.com under the heading “Investor Relations” and the subheading “Corporate Governance.” The Board of Directors has determined that Mr. Slayen is an audit committee financial expert as defined by the rules of the SEC.

The Compensation Committee of the Board of Directors currently consists of directors Oliphant and Slayen, each of whom is an independent member of the Board of Directors, as defined by the Nasdaq director independence standards, as well as applicable SEC rules, as currently in effect. The Compensation Committee held two meetings during fiscal year 2019. The Compensation Committee reviews and advises the Board of Directors regarding all forms of compensation to be provided to the officers, employees, directors and consultants of the Company. The Compensation Committee is governed by a written charter approved by the Board of Directors. The Company maintains a copy of the Compensation Committee charter on its website at www.aehr.com under the heading “Investor Relations” and the subheading “Corporate Governance.” More information regarding the Compensation Committee’s processes and procedures can be found herein in the section entitled “Compensation Discussion and Analysis.”

The Corporate Governance and Nominating Committee of the Board of Directors currently consists of directors Schneider and Slayen, each of whom is an independent member of the Board of Directors, as defined by the Nasdaq director independence standards, as well as applicable SEC rules, as currently in effect. The Corporate Governance and Nominating Committee reviews and makes recommendations to the Board of Directors regarding matters concerning corporate governance; reviews the composition and evaluates the performance of the Board of Directors; selects, or recommends for the selection of the Board of Directors, director nominees; evaluates director compensation; reviews the composition of committees of the Board of Directors and recommends persons to be members of such committee; and reviews conflicts of interest of members of the Board of Directors and corporate officers. The Corporate Governance and Nominating Committee is governed by a written charter approved by the Board of Directors. The Corporate Governance and Nominating Committee of the Board of Directors did not hold any meetings during the fiscal year ended May 31, 2019. The Company maintains a copy of the Corporate Governance and Nominating Committee charter on its website at www.aehr.com under the heading “Investor Relations” and the subheading “Corporate Governance.”

Shareholder Recommendations

The policy of the Board of Directors is to consider properly submitted shareholder recommendations for candidates for membership on the Board of Directors as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such recommendations, the Board of Directors seeks to achieve a balance of knowledge, experience and capability on the Board of Directors and to address the membership criteria set forth under “Director Qualifications” below. Any shareholder recommendations proposed for consideration by the Board of Directors should include the candidate’s name and qualifications for Board of Directors membership and should be addressed to:

Aehr Test Systems
400 Kato Terrace
Fremont, CA 94539
Attn: Secretary

In addition, procedures for shareholder direct nomination of directors are discussed under “Deadline for Receipt of Shareholder Proposals” above.

Director Qualifications

Members of the Board of Directors should have the highest professional and personal ethics and values, consistent with the Company’s Code of Conduct and Ethics adopted by the Board of Directors. They should have broad experience at the policy-making level in business. Members should be committed to enhancing shareholder value and should be given sufficient time and resources to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other public company boards should be limited to a number that permits them, given their individual circumstances, to responsibly perform all of their duties as a director of the Company. Each director must represent the interests of all shareholders.

Identifying and Evaluating Nominees for Directors

The Board of Directors utilizes a variety of methods for identifying and evaluating nominees for director. The Board of Directors periodically assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Board of Directors considers various potential candidates for director. Candidates may come to the attention of the Board of Directors through current Board members, professional search firms, shareholders or other persons. These candidates are evaluated at regular or special meetings of the Board of Directors, and may be considered at any point during the year. As described above, the Board of Directors considers properly submitted shareholder recommendations for candidates for the Board. Following verification of the shareholder status of persons proposing candidates, any recommendations are aggregated and considered by the Board of Directors at a regularly scheduled meeting prior to the issuance of the proxy statement for the Company’s annual meeting. If any materials are provided by a shareholder in connection with the recommendation of a director candidate, such materials are forwarded to the Board of Directors. The Board of Directors may also review materials provided by professional search firms or other parties in connection with a candidate who is not recommended by a shareholder. In evaluating such recommendations, the Board of Directors seeks to achieve a balance of knowledge, experience and capability on the Board.

The Company seeks board members whose background, skills and experience will best assist the Company in the oversight of its business and operations. This includes understanding of and experience in manufacturing, technology, finance, and legal and regulatory compliance. Senior leadership experience and public company board experience are two of the key qualities evaluated when considering nominees for the Company’s Board of Directors. A goal of the nomination process is for the Board of Directors to be comprised of directors with a diverse set of skills and experience to provide oversight and advice concerning the Company’s current business and growth strategies.

The Board of Directors has determined that each of its current directors, except for Rhea J. Posedel, the Company’s Chairman, and Gayn Erickson, the Company’s President and Chief Executive Officer, is independent within the meaning of the Nasdaq director independence standards, as well as applicable SEC rules, as currently in effect.

Annual Meeting Attendance

Although the Company does not have a formal policy regarding attendance by members of the Board at the Company’s annual meetings of shareholders, directors are encouraged to attend annual meetings of the Company’s shareholders.

Code of Conduct and Ethics

The Board of Directors has adopted a Code of Conduct and Ethics for all directors, officers and employees of the Company, which includes the Chief Executive Officer, Chief Financial Officer and any other principal accounting officer. The Code of Conduct and Ethics may be found on the Company’s website at www.aehr.com under the heading “Investor Relations” and the subheading “Corporate Governance.” The Company will disclose any amendment to the Code of Conduct and Ethics or waiver of a provision of the Code of Conduct and Ethics, including the name of the officer to whom the waiver was granted, on the Company’s website at www.aehr.com under the heading “Investor Relations” and the subheading “Corporate Governance.”

Board Leadership Structure and Role in Risk Oversight

The Board of Directors maintains a structure that currently separates the positions of Chairman of the Board of Directors and Chief Executive Officer with Rhea J. Posedel currently serving in the position of Chairman of the Board of Directors and Gayn Erickson currently serving in the position of Chief Executive Officer of the Company, and with an Audit Committee, Corporate Governance and Nominating Committee and Compensation Committee for oversight of specific areas of responsibility. The Company believes that this structure is appropriate and allows for efficient and effective oversight, given the Company’s relatively small size (both in terms of number of employees and in scope of operational activities directly conducted by the Company) and its corporate strategy. The Board of Directors does not have a lead independent director nor does the Board of Directors have a specific role in risk oversight of the Company. The Chairman of the Board, Chief Executive Officer, the Committees of the Board of Directors and, as needed, other executive officers and employees of the Company provide the Board of Directors with information regarding the Company’s risks. The Board of Directors, or the Committee with special responsibility for oversight of the area implicated by the highlighted risks, then uses this information to perform its oversight role and inform its decision making with respect to such areas of risk.

Communications with the Board

The Company does not have a formal policy regarding shareholder communication with the Board of Directors. However, shareholders may communicate with the Board by submitting a letter to the attention of the Chairman of the Board, c/o Aehr Test Systems, 400 Kato Terrace, Fremont, CA 94539. Communication received in writing will be collected, organized and processed by the Chairman of the Board who will distribute the communications to the members of the Board of Directors, as appropriate, depending on the facts and circumstances outlined in the communication received.

PROPOSAL 2

AMENDMENT TO THE 2016 EQUITY INCENTIVE PLAN

The Board of Directors is proposing that the 2016 Equity Incentive Plan (the “2016 Plan”) be amended to increase the number of shares authorized thereunder by an additional 800,000 Shares of Common Stock (“Shares”). The Company previously reserved 2,238,467 shares of Common Stock for issuance under the 2016 Equity Incentive Plan. A copy of the 2016 Plan, as amended by this proposal, is set forth in this proxy statement as Appendix A.

The Board of Directors is proposing this amendment in order to allow for sufficient stock options to cover the Company's needs for at least the next two fiscal years. In determining the number of additional Shares to reserve, the Board of Directors considered the Shares available for issuance, historical annual grant rate, and estimated future annual grants.

As of August 31, 2019, a total of 651,992 Shares were available for grant under the 2016 Plan. If our shareholders approve this proposal, a total of 1,451,992 Shares will be reserved for issuance under the 2016 Plan, representing approximately 6% of our outstanding Shares as of that date. As described below, certain Shares subject to outstanding equity awards granted under our 2016 Plan may return to the 2016 Plan under certain conditions.

The Board of Directors considered the number of equity awards that were historically granted in determining the additional shares to reserve. The Company granted stock options covering a total of 368,000, 338,000, and 804,000 Shares in fiscal years 2017, 2018, and 2019, respectively. The Company granted Restricted Stock Units covering a total of 157,000 and 64,000 Shares in fiscal years 2017 and 2018, respectively.

At August 31, 2019 a total of 3,434,317 stock options were outstanding at an average exercise price of $2.16 per Share with expiration dates ranging from October 24, 2019 through July 17, 2026. The exercise prices of the outstanding options range from $.80 per Share to $3.93 per Share. At August 31, 2019 at total of 19,568 Restricted Stock Units were outstanding and unvested.

The Board of Directors believes that approval of the amended 2016 Plan will enable us to continue to use the 2016 Plan to achieve employee performance, recruiting, retention and incentive goals. In particular, our Board of Directors believes that our employees are our most valuable assets and that equity awards granted under the 2016 Plan are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we compete.

Other than to increase the number of Shares reserved for issuance under the 2016 Plan, our 2016 Plan has not been amended in any material way since our shareholders approved the 2016 Plan in 2016 at our 2016 annual meeting of shareholders. Our Board of Directors approved the amendment to the 2016 Plan on September 9, 2019, subject to the approval of our shareholders at the Annual Meeting. If the proposed amendment to the 2016 Plan is not approved by our shareholders, the 2016 Plan will remain in effect without the amendment and awards will continue to be made under the 2016 Plan to the extent that shares remain available. However, we may not be able to continue our equity incentive program in the future. This could preclude us from successfully attracting and retaining employees who are vital to our future success.

Summary of the 2016 Plan

The following paragraphs provide a summary of the principal features of the 2016 Plan and its operation. However, this summary is not a complete description of all of the provisions of the 2016 Plan and is qualified in its entirety by the specific language of the 2016 Plan.

Purposes of the 2016 Plan

The purposes of the 2016 Plan are to attract and retain the best available personnel; to provide additional incentive to employees, directors, and consultants; and to promote the success of our business. These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, and performance shares as the plan administrator (as defined below) may determine.

Shares Available for Issuance

Subject to the adjustment provisions contained in the 2016 Plan, at August 31, 2019 the maximum number of Shares available for issuance under the 2016 Plan is equal to the sum of 651,992 Shares, and any Shares granted under the 2016 Plan which expire or become unexercisable.

The Shares may be authorized, but unissued, or reacquired common stock. As of August 31, 2019, the closing price of a share of our common stock on The Nasdaq Capital Market was $1.34.

If any award granted under the 2016 Plan expires or becomes unexercisable without having been exercised in full or, with respect to restricted stock, restricted stock units, performance units, or performance shares, is forfeited to or repurchased by us due to failure to vest, then the unpurchased Shares (or for full value awards the forfeited or repurchased Shares) subject to such award will become available for future grant or sale under the 2016 Plan, unless it has terminated. With respect to the exercise of stock appreciation rights, the gross number of Shares actually issued pursuant to a stock appreciation right and Shares that represent payment of the exercise price and any applicable tax withholdings will cease to be available under the 2016 Plan. Except with respect to stock appreciation rights, Shares used to pay the exercise price of an award or to satisfy the tax withholding obligations related to an award will not become available for future grant or sale under the 2016 Plan. If an award is paid out in cash rather than Shares, such payment will not reduce the number of Shares available for issuance under the 2016 Plan.

For purposes of determining the number of Shares that remain available for issuance under the 2016 Plan and the number of Shares returned to the 2016 Plan’s share reserve, each Share subject to an award other than an option, a stock appreciation right, or any other award that is based solely on an increase in value of the Shares following the grant date will count as 2.00 shares.

Limitation and Adjustments

The 2016 Plan contains annual grant limits that were intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) as in effect prior to effectiveness of the Tax Cuts and Jobs Act of 2017 (“TCJA”) on January 1, 2018. However, as a result of the TCJA, compensation payable to “covered employees” within the meaning of Section 162(m) of the Code, for taxable years beginning on or after January 1, 2018, will not be eligible to qualify as performance-based compensation under Section 162(m) of the Code, except in limited circumstances with respect to certain grandfathered arrangements that were in effect on or before November 2, 2017. In particular, any restricted stock, restricted stock units, performance shares and performance units that were or may be granted under the 2016 Plan after the effectiveness of TCJA, including any awards to be granted under the 2016 Plan in the future, will not be eligible to qualify as performance-based compensation under Section 162(m) of the Code.

 The maximum number of Shares covered by or the maximum initial value of awards that can be issued to any particular employee or consultant under the 2016 Plan in any fiscal year is set forth below:

Award Type	Annual Number of Shares or Dollar Value
Stock Options	Maximum of 200,000 Shares (increasing to 400,000 Shares in the fiscal year the participant’s service as an employee begins)
Stock Appreciation Rights	Maximum of 200,000 Shares (increasing to 400,000 Shares in the fiscal year the participant’s service as an employee begins)
Restricted Stock	Maximum of 75,000 Shares (increasing to 150,000 Shares in the fiscal year the participant’s service as an employee begins)
Restricted Stock Units	Maximum of 75,000 Shares (increasing to 150,000 Shares in the fiscal year the participant’s service as an employee begins)
Performance Shares	Maximum of 75,000 Shares (increasing to 150,000 Shares in the fiscal year the participant’s service as an employee begins)
Performance Units	Maximum of 75,000 Shares with a maximum initial value of $250,000 (increasing to 150,000 Shares and $500,000 in the fiscal year the participant’s service as an employee begins)

The 2016 Plan also provides that in any fiscal year, a non-employee board member may not be granted awards with a grant date fair value (determined in accordance with GAAP) exceeding $150,000 (increased to $300,000 in the fiscal year his or her service as an non-employee director begins). Any award granted to a participant while he or she was an employee or a consultant (other than a non-employee director) will not count for purposes of this limitation.

In the event of any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities or other change in the corporate structure affecting our common stock, the 2016 Plan administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2016 Plan, will adjust the number and class of shares that may be delivered under the 2016 Plan, and/or the number, class and price of shares of stock subject to outstanding awards, and the award grant limitations discussed above.

Administration

For purposes of this summary of the 2016 Plan, the term “administrator” will refer to our Board of Directors or any committee designated by our Board of Directors to administer the 2016 Plan. Our Board of Directors has delegated administration of the 2016 Plan to the Compensation Committee. Our Board of Directors and the Compensation Committee may further delegate administration of the 2016 Plan to any committee of our Board of Directors, or a committee of individuals satisfying applicable laws appointed by our Board of Directors in accordance with the terms of the 2016 Plan. To make grants to certain officers and key employees, the members of the committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended. In the case of awards intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code, administration must be by a committee comprised solely of two or more “outside directors” within the meaning of Section 162(m) of the Code. However, as a result of the TCJA, compensation payable to “covered employees” within the meaning of Section 162(m) of the Code, for taxable years beginning on or after January 1, 2018, will not be eligible to qualify as performance-based compensation under Section 162(m) of the Code, except in limited circumstances with respect to certain grandfathered arrangements that were in effect on or before November 2, 2017.

Subject to the terms of the 2016 Plan, the administrator has the sole discretion to select the service providers who will receive awards; to determine the terms and conditions of awards; and to approve forms of award agreements for use with the 2016 Plan; to modify or amend each award (subject to the repricing restrictions of the 2016 Plan, including the exchange program prohibition), including to accelerate vesting or waive forfeiture restrictions, and to interpret the provisions of the 2016 Plan and outstanding awards. The administrator may allow a participant to defer the receipt of payment of cash or delivery of Shares that otherwise would be due to such participant. The administrator may make rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws and may make all other determinations deemed necessary or advisable for administering the 2016 Plan. The administrator will issue all awards pursuant to the terms and conditions of the 2016 Plan.

The Administrator may not implement a program allowing for the cancellation of awards in exchange for different awards and/or cash, the transfer of an outstanding award to a financial institution or other person or entitled selected by the administrator, or the increase or reduction of the exercise price of any outstanding award.

Eligibility

All types of awards other than incentive stock options may be granted to our employees, non-employee directors and consultants and to the employees and consultants of any of our parent, subsidiary, or affiliate corporations. Incentive stock options may be granted only to employees of Aehr Test Systems or any parent or subsidiary corporation of Aehr Test Systems. As of August 31, 2019, we had approximately 73 employees (including 1 employee director and 6 non-director executive officers), and 5 non-employee directors.

Stock Options

An option gives a participant the right to purchase a specified number of Shares for a fixed exercise price during a specified period of time. Each option granted under the 2016 Plan will be evidenced by an award agreement specifying the number of Shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the 2016 Plan.

The exercise price per share of each option generally may not be less than the fair market value of a share of our common stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of our stock or any parent or subsidiary corporation of ours (a “ten percent shareholder”) must have an exercise price per share equal to at least 110% of the fair market value of a share on the date of grant. The aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000. The fair market value of the common stock is generally the closing sales price of our stock as reported on the Nasdaq Capital Market.

Options will be exercisable at such times or under such conditions as determined by the administrator and set forth in the award agreement.

Upon the termination of a participant’s service, the unvested portion of the participant’s option generally expires. The vested portion of the option will remain exercisable for the period following the participant’s termination of service that was determined by the administrator and specified in the participant’s award agreement, and if no such period was determined by the administrator, the vested portion of the option will remain exercisable for: (i) 3 months following a termination of the participant’s service for reasons other than death or disability (and if the participant dies within the 3-month period, the period will be extended to one year from the date of the participant’s death) or (ii) 12 months following a termination of the participant’s service due to death or disability. However, if the exercise of an option is prevented by applicable law, the exercise period may be extended under certain circumstances described in the 2016 Plan. In no event will the option be exercisable after the end of the option’s term.

The term of an option will be specified in the award agreement but may not be more than ten years (or five years for an incentive stock option granted to a ten percent shareholder).

The 2016 Plan provides that the administrator will determine the acceptable form(s) of consideration for exercising an option. An option will be deemed exercised when we receive the notice of exercise and full payment for the Shares to be exercised, together with applicable tax withholdings.

Stock Appreciation Rights

A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of our common stock between the date an award is granted and the date it is exercised. Upon exercise of a stock appreciation right, the holder of the award will be entitled to receive an amount determined by multiplying: (i) the difference between the fair market value of a share on the date of exercise and the exercise price by (ii) the number of exercised stock appreciation rights. We may pay the appreciation in cash, in Shares, or a combination of both. Each stock appreciation right granted under the 2016 Plan will be evidenced by an award agreement specifying the exercise price and the other terms and conditions of the award.

The exercise price per share of each stock appreciation right may not be less than the fair market value of a share of our common stock on the date of grant.

Stock appreciation rights will be exercisable at such times or under such conditions as determined by the administrator and set forth in the award agreement.

The term of a stock appreciation right may not be more than ten years. The terms and conditions relating to the period of exercise of stock appreciation rights following the termination of a participant’s service are similar to those for options described above.

Restricted Stock Awards

Awards of restricted stock are rights to acquire or purchase Shares that vest in accordance with the terms and conditions established by the administrator in its sole discretion. Unless otherwise provided by the administrator, a participant will forfeit any Shares of restricted stock that have not vested by the termination of the participant’s service. Each restricted stock award granted will be evidenced by an award agreement specifying the number of Shares subject to the award and the other terms and conditions of the award. The administrator will determine the vesting conditions that apply to an award of restricted stock, but if an award of restricted stock was intended to qualify as performance-based compensation under Section 162(m) of the Code, the vesting conditions were based on a specified list of performance goals and certain other requirements, as further discussed below.

Unless the administrator provides otherwise, participants holding Shares of restricted stock will have voting rights and rights to dividends and other distributions with respect to such Shares without regard to vesting. However, such dividends or other distributions will be subject to the same restrictions and forfeitability provisions that apply to the Shares of restricted stock with respect to which they were paid. The administrator has the discretion to reduce or waive any restrictions and to accelerate the time at which any restrictions will lapse or be removed.

Restricted Stock Units

Restricted stock units represent rights to receive cash or a share of our common stock if the performance goals or other vesting criteria set by the administrator are achieved or the restricted stock unit otherwise vests. Each award of restricted stock units granted under the 2016 Plan will be evidenced by an award agreement specifying the number of Shares subject to the award and other terms and conditions of the award.

The administrator may set vesting conditions based upon the achievement of company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the administrator, in its discretion. However, if an award of restricted stock units was, prior to the effectiveness of the TCJA, intended to qualify as performance-based compensation under Section 162(m) of the Code, the vesting conditions were based on a specified list of performance goals and certain other requirements, as further discussed below.

After an award of restricted stock units has been granted, the administrator has the discretion to reduce or waive any restrictions or vesting criteria that must be met to receive a payout or to accelerate the time at which any restrictions will lapse or be removed. A participant will forfeit any unearned restricted stock units upon termination of his or her service. The administrator in its sole discretion may pay earned restricted stock units in cash, Shares, or a combination of both.

Performance Units and Performance Shares

Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. Performance units will have an initial value established by the administrator on or before the date of grant. Each performance share will have an initial value equal to the fair market value of a share on the grant date. Performance units and performance shares will result in a payment to a participant only if the performance goals or other vesting criteria set by the administrator are achieved or the awards otherwise vest.

Each award of performance units or performance shares granted under the 2016 Plan will be evidenced by an award agreement specifying the performance period and other terms and conditions of the award. The administrator may set vesting criteria based upon the achievement of company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the administrator, in its discretion. However, if an award of performance shares or performance units was, prior to the effectiveness of the TCJA, intended to qualify as performance-based compensation under Section 162(m) of the Code, the vesting conditions were based on a specified list of performance goals and certain other requirements, as further discussed below.

After an award of performance units or performance shares has been granted, the administrator has the discretion to accelerate, reduce or waive any performance objectives or other vesting provisions for such performance units or performance shares, but may not increase the amount payable at a given level of performance.

The administrator has the discretion to pay earned performance units or performance shares in the form of cash, Shares (which will have an aggregate fair market value equal to the earned performance units or performance shares at the close of the applicable performance period), or a combination of both.

A participant will forfeit any performance units or performance shares that have not been earned or have not vested as of the termination of his or her service with us.

Performance Goals

The granting and/or vesting of awards under the 2016 Plan may be made subject to the attainment of performance goals applicable to an award recipient with respect to any award granted in its discretion, including but not limited to one or more of the performance goals listed below. If the administrator desired (prior to the effectiveness of the TCJA) that an award of restricted stock, restricted stock units, performance shares and performance units, and other incentives under the 2016 Plan qualify as performance-based compensation under Section 162(m), then the award could be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement, including: stock price, revenue, profit, bookings, cash flow, customer retention, customer satisfaction, net bookings, net income, net profit, operating cash flow, operating expenses, total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; pre-tax profit; net asset turnover; inventory turnover; capital expenditures; net earnings; operating earnings; gross or operating margin; profit margin, debt; working capital; return on equity; return on net assets; return on total assets; return on capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; debt reduction; productivity; new product introductions; delivery performance; individual objectives; and total shareholder return. Any performance goals may be used to measure the performance of our company as a whole or, except with respect to shareholder return metrics, to a region, business unit, affiliate or business segment, and performance goals may be measured either on an absolute basis, a per share basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, and, with respect to financial metrics, which may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting principles established by the International Accounting Standards Board (“IASB”) or which may be adjusted when established to either exclude any items otherwise includable under GAAP or under IASB principles or include any items otherwise excludable under GAAP or under IASB principles. In all other respects, performance goals will be calculated in accordance with Aehr Test Systems’ financial statements, generally accepted accounting principles, or under a methodology established by the administrator prior to or at the time of the issuance of an award and which is consistently applied with respect to a performance goal in the relevant performance period. In addition, the administrator will adjust any performance criteria, performance goal, or other feature of an award that relates to or is wholly or partially based on the number of, or the value of, any stock of Aehr Test Systems, to reflect any stock dividend or split, repurchase, recapitalization, combination, or exchange of shares or other similar changes in such stock. The performance goals may differ from participant to participant and from award to award.

To the extent necessary to comply with the performance-based compensation provisions of Section 162(m) of the Code, with respect to any award granted subject to performance goals, and within the first 25% of the performance period and no more than 90 days following the commencement of the performance period (or such other time required or permitted by Section 162(m) of the Code), the administrator will, in writing: (i) designate one or more participants to whom an award will be made; (ii) select the performance goals applicable to the performance period; (iii) establish the performance goals, and amounts or methods of computation of the awards which may be earned for the performance period; and (iv) specify the relationship between performance goals and the amounts or methods of computation of such awards, as applicable, to be earned by each participant for such performance period. Following the completion of each performance period, the administrator will certify in writing whether the applicable performance goals have been achieved for such performance period. In determining the amounts earned by a participant, the administrator may reduce or eliminate (but not increase) the amount payable at a given level of performance to take into account additional factors that the administrator may deem relevant to the assessment of individual or corporate performance for the performance period. A participant will be eligible to receive payment pursuant to an award for a performance period only if the performance goals for such period are achieved.

Transferability of Awards

Awards generally are not transferable other than by will or by the laws of descent or distribution. However, the administrator may permit an award other than an incentive stock option to be assigned or transferred during a participant’s lifetime (i) under a domestic relations order, official marital settlement agreement, or other divorce or separation agreement, (ii) to a “family member” (within the meaning of Form S-8 under the Securities Act of 1933, as amended) in connection with the participant’s estate plan, or (iii) or as required by law.

Dissolution or Liquidation

In the event of a proposed dissolution or liquidation of our company, the administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. An award will terminate immediately prior to consummation of such proposed action to the extent the award has not been previously exercised.

Change in Control

The 2016 Plan provides that, in the event of a merger or Change in Control, as defined in the 2016 Plan, each award will be treated as the administrator determines, including that each award be assumed or substantially equivalent awards substituted by the acquiring or succeeding corporation or its affiliate. The administrator will not be required to treat all outstanding awards the same in the transaction.

If the successor corporation does not assume or substitute for the award, the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, all restrictions on restricted stock and restricted stock units will lapse. With respect to awards with performance-based vesting that are not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) and all other terms and conditions will be deemed met. In addition, if an option or stock appreciation right is not assumed or substituted for, the administrator will notify the participant in writing or electronically that the option or stock appreciation right will be exercisable for a period of time determined by the administrator, in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

For awards granted to our non-employee directors, in the event of a Change in Control, (i) the non-employee director will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, (ii) all restrictions on the non-employee director’s restricted stock and restricted stock units will lapse, and (iii) with respect to the non-employee director’s awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) and all other terms and conditions will be deemed met.

Forfeiture Events

Each award under the 2016 Plan will be subject to any clawback policy of ours, and the administrator also may specify in an award agreement that the participant’s rights, payments, and benefits with respect to an award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events. The administrator may require a participant to forfeit, return, or reimburse us all or a portion of the award and any amounts paid under the award in order to comply with such clawback policy or applicable laws.

Termination or Amendment

The 2016 Plan will automatically terminate ten years from the date of its adoption by our Board of Directors, unless terminated at an earlier time by our Board of Directors. The administrator may amend, alter, suspend, or terminate the 2016 Plan at any time, provided that no amendment may be made without shareholder approval to the extent approval is necessary or desirable to comply with any applicable laws. No amendment, alteration, suspension, or termination may materially impair the rights of any participant unless mutually agreed otherwise between the participant and the administrator.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2016 Plan. The summary is based on existing U.S. laws and regulations as of the Record Date, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Incentive Stock Options

A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an option that qualifies as incentive stock option under Section 422 of the Code. If a participant exercises the option and then later sells or otherwise disposes of the Shares acquired through the exercise the option after both the two-year anniversary of the date the option was granted and the one-year anniversary of the exercise, the participant will recognize a capital gain or loss equal to the difference between the sale price of the Shares and the exercise price, and we will not be entitled to any deduction for federal income tax purposes.

However, if the participant disposes of such Shares either on or before the two-year anniversary of the date of grant or on or before the one-year anniversary of the date of exercise (a “disqualifying disposition”), any gain up to the excess of the fair market value of the Shares on the date of exercise over the exercise price generally will be taxed as ordinary income, unless the Shares are disposed of in a transaction in which the participant would not recognize a loss (such as a gift). Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the Shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

For purposes of the alternative minimum tax, the difference between the option exercise price and the fair market value of the Shares on the exercise date is treated as an adjustment item in computing the participant’s alternative minimum taxable income in the year of exercise. In addition, special alternative minimum tax rules may apply to certain subsequent disqualifying dispositions of the Shares or provide certain basis adjustments or tax credits for purposes.

Nonstatutory Stock Options

A participant generally recognizes no taxable income as the result of the grant of such an option. However, upon exercising the option, the participant normally recognizes ordinary income equal to the amount that the fair market value of the Shares on such date exceeds the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of the Shares acquired by the exercise of a nonstatutory stock option, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date) will be taxed as capital gain or loss. No tax deduction is available to us with respect to the grant of a nonstatutory stock option or the sale of the Shares acquired through the exercise of the nonstatutory stock option.

Stock Appreciation Rights

In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the fair market value of any Shares received. Any additional gain or loss recognized upon any later disposition of the Shares would be capital gain or loss.

Restricted Stock Awards

A participant acquiring Shares of restricted stock generally will recognize ordinary income equal to the fair market value of the Shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than thirty days after the date the Shares are acquired. Upon the sale of Shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Restricted Stock Unit Awards

There are no immediate tax consequences of receiving an award of restricted stock units. A participant who is awarded restricted stock units generally will be required to recognize ordinary income in an amount equal to the fair market value of Shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the administrator or a participant. Any additional gain or loss recognized upon any later disposition of any Shares received would be capital gain or loss.

Performance Shares and Performance Unit Awards

A participant generally will recognize no income upon the grant of a performance share or a performance unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any cash or unrestricted Shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any Shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Section 409A

Section 409A provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2016 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Medicare Surtax

A participant’s annual “net investment income,” as defined in Section 1411 of the Code may be subject to a 3.8% federal surtax (generally referred to as the “Medicare Surtax”). Net investment income may include capital gain and/or loss arising from the disposition of shares subject to a participant’s awards under the 2016 Plan. Whether a participant’s net investment income will be subject to the Medicare Surtax will depend on the participant’s level of annual income and other factors.

Tax Effect for Aehr Test Systems

We generally will be entitled to a tax deduction in connection with an award under the 2016 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option) except to the extent such deduction is limited by applicable provisions of the Code. Special rules limit the deductibility of compensation paid to our chief executive officer and other “covered employees” as determined under Section 162(m) of the Code and applicable guidance. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) of the Code are met. These conditions include (among others) shareholder approval of the 2016 Plan and its material terms, setting limits on the number of awards that any individual may receive and for awards other than certain stock options and stock appreciation rights, establishing performance criteria that must be met before the award actually will vest or be paid. The 2016 Plan has been designed to permit (but not require) the plan administrator to grant awards that are intended to qualify as performance-based for purposes of satisfying the conditions of Section 162(m) of the Code.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND AEHR TEST SYSTEMS WITH RESPECT TO AWARDS UNDER THE 2016 PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE IMPACT OF EMPLOYMENT OR OTHER TAX REQUIREMENTS, THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH, OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Number of Awards Granted to Employees, Consultants and Directors

The number of awards that an employee, director, or consultant may receive under the 2016 Plan is in the discretion of the administrator and therefore cannot be determined in advance. The following table sets forth: (i) the aggregate number of shares of common stock subject to options granted under the 2016 Plan during the fiscal year 2019 to each of our named executive officers; executive officers, as a group; directors who are not executive officers, as a group; and all employees who are not executive officers, as a group; (ii) the average per share exercise price of such options.

Name of Individual or Group	Number of Shares Subject to Options Granted	Average Per Share Exercise Price of Option Grants
Gayn Erickson	100,000	$2.40
President and Chief Executive Officer
Kenneth B. Spink	42,500	$2.40
VP of Finance and Chief Financial Officer
Vernon Rogers	300,000	$1.92
Executive VP of Sales and Marketing
All executive officers, as a group	553,500	$2.14
All directors who are not executive officers, as a group	58,000	$2.14
All employees who are not executive officers, as a group	192,500	$2.33

Vote Required and Board of Directors’ Recommendation

Approval of the amendment to the 2016 Equity Incentive Plan requires the affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote on this proposal.

RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE
AMENDMENT TO THE 2016 EQUITY INCENTIVE PLAN.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of the Company has selected BPM LLP, as the Company’s independent registered public accounting firm, to audit the consolidated financial statements of the Company for the fiscal year ending May 31, 2020, and recommends that shareholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee and the Board of Directors will reconsider their selection. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year.

Representatives of BPM LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Independent Registered Public Accounting Firm’s Fees

The following table sets forth the aggregate fees billed or to be billed by BPM LLP for the fiscal years ended May 31, 2019 and 2018:

DESCRIPTION OF SERVICES
	2019	2018
Audit Fees	$171,626	$166,649
All Other Fees	4,740	--
Total Fees	$176,366	$166,649

Audit Fees. Aggregate fees billed or to be billed for professional services rendered for the audit of the Company’s fiscal 2019 and fiscal 2018 annual consolidated financial statements and for the review of the condensed consolidated financial statements included in the Company’s quarterly reports during such periods.

All Other Fees. Aggregate fees billed or to be billed for professional services rendered for review of the Company’s Registration Statement on Form S-8.

The Audit Committee pre-approves all audit and other permitted non-audit services provided by the Company’ independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is subject to a budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has delegated the authority to grant pre-approvals to the committee chair, when the full Audit Committee is unable to do so. These pre-approvals are reviewed by the full Audit Committee at its next regular meeting. In fiscal 2019, all audit and non-audit services were pre-approved in accordance with the Company’s policy.

Vote Required and Recommendation of the Board of Directors

The ratification of the appointment of BPM LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2020 will be considered approved if a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting vote “FOR” the resolution.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE
RATIFICATION OF THE APPOINTMENT OF BPM LLP AS THE COMPANY’S INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR FISCAL 2020.

PROPOSAL 4

APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

In accordance with the Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, and the related rules enacted by the SEC, the Company is submitting an advisory “say-on-pay” resolution for shareholder consideration. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement.

As described in the Compensation Discussion and Analysis section, presented in this Proxy Statement on page 26, the Company believes that the executive compensation program is designed to support the Company’s long-term success by achieving the following objectives:

1.
reward executive officers for performance and link executive compensation to the creation of shareholder value through the use of performance and equity-based compensation;

2.
attract, retain and motivate highly qualified executive officers by compensating them at a level that is competitive with other companies in similar industries;

3.
share the risks and rewards of the Company’s business with the Company’s executive officers; and

4.
maximize long-term shareholder returns by utilizing compensation funds in a cost-effective manner.

The Company urges shareholders to read the Compensation Discussion and Analysis section, as well as the Summary Compensation Table and the related compensation tables and narrative that follow it. This information provides detailed information regarding the Company’s executive compensation program, policy and processes, as well as the compensation of named executive officers. The program balances medium-term and long-term compensation elements to achieve the defined objectives and link executive compensation with shareholder value.

This vote is advisory and, therefore, will not be binding upon the Company, the Compensation Committee or the Board of Directors. Although this resolution is non-binding, the Compensation Committee and the Board of Directors value the opinions that shareholders express in their vote and will review and consider the outcome of the vote when making future executive compensation decisions.

Vote Required and Recommendation of the Board of Directors

The advisory vote on executive compensation will be considered approved if a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting vote “FOR” the resolution. The Board of Directors strongly endorses the Company’s actions in this regard and unanimously recommends that shareholders vote “FOR” the following resolution at the Annual Meeting:

         “RESOLVED, that the shareholders of Aehr Test Systems, or the Company, approve, on an advisory basis, the compensation of the Company’s named executive officers described in the Compensation Discussion and Analysis section, the Summary Compensation Table, and the related compensation tables and narrative in the Proxy Statement for the Company’s 2019 Annual Meeting of Shareholders.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE
APPROVAL OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS.

PROPOSAL 5

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

In accordance with the Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act and the related rules adopted by the SEC, the Board of Directors is asking shareholders to vote on whether future advisory votes on executive compensation should occur every year, every two years, or every three years.

After careful consideration, the Board of Directors believes that submitting the advisory vote on executive compensation every year is appropriate for the Company and its shareholders. Although the Company’s compensation programs are designed to promote both a medium-term and a long-term correlation between pay and performance, the compensation of named executive officers is evaluated and approved annually. The Board of Directors recognizes that holding annual advisory votes will provide the Company with more direct and immediate feedback on the compensation disclosures.

This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Company, the Compensation Committee or the Board of Directors. Notwithstanding the Board of Directors’ recommendation and the outcome of the shareholder vote, the Board of Directors may in the future decide to conduct advisory votes on a less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to the compensation program. Shareholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years, or abstain. Shareholders are not voting to approve or disapprove the Board of Directors’ recommendation.

Vote Required and Recommendation of the Board of Directors

Shareholders have a choice of selecting one of four choices (every year, every two years, every three years or abstaining). The selection of the period of years receiving the most number of votes will be viewed as the advisory vote on this matter. The Board of Directors unanimously recommends that shareholders vote to conduct future advisory votes on the executive compensation program every “1 YEAR.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE TO HOLD
THE ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY "1 YEAR."

EXECUTIVE OFFICERS

The names of the executive officers of the Company, ages as of May 31, 2019, and certain information about them as of the mailing date of this Proxy Statement are set forth below:

Name	Age	Position
Gayn Erickson	54	President and Chief Executive Officer
Kenneth B. Spink	58	Vice President of Finance and Chief Financial Officer
Donald P. Richmond II	63	Vice President of Engineering
David S. Hendrickson	62	Chief Technology Officer
David Fucci	69	Vice President of Operations
Vernon Rogers (1)	52	Executive Vice President of Sales and Marketing
Kunio Sano	63	President, Aehr Test Systems Japan K.K.
-------------------------------------
(1)
Mr. Vernon Rogers was elected Executive Vice President of Sales and Marketing on October 12, 2018.

GAYN ERICKSON See “Proposal 1 – Election of Directors” above.

KENNETH B. SPINK joined the Company in 2008 as Corporate Controller and was elected Vice President of Finance, Chief Financial Officer in September 2015. Mr. Spink has accounting and finance experience in high tech, public accounting, leasing, service and construction industries. He was previously the Corporate Accounting Manager at Applied Materials and began his career with the accounting firm Deloitte. Mr. Spink received a B.S. in Business Administration from California State University, Hayward.

DONALD P. RICHMOND II joined the Company as a Senior Electrical Engineer for Aehr’s Wafer Level Test and Burn-in solutions in 1998, and has held several key positions before he was elected Vice President of Engineering in March 2018. Prior to joining the Company, Mr. Richmond was co-founder, member of the Board of Directors, and Vice President of Operations at ChipScale Inc. / Micro SMT Inc., a leader in chip scale packaging of semiconductor ICs & discrete circuits. Prior to that, Mr. Richmond served as president of TEAM Holdings LTD. / TEAM International LTD., a semiconductor packaging subcontractor. Mr. Richmond has over 40 years of executive and general management, operations, customer support and R&D program management experience dating back to the mid-1970s when he began his career in semiconductor design with Signetics Corporation. Mr. Richmond received a B.S.E.E. Technology from DeVry Institute Arizona.

DAVID S. HENDRICKSON joined the Company in October 2000 as Vice President of Engineering and was elected Chief Technology Officer in March 2018. From 1999 to 2000, Mr. Hendrickson served as Platform General Manager, and from 1995 to 1999 as Engineering Director and Software Director of Siemens Medical (formerly Acuson Corporation), a medical ultrasound products company. From 1990 to 1995, Mr. Hendrickson served as Director of Engineering and Director of Software of Teradyne Inc. (formerly Megatest Corporation), a manufacturer of semiconductor capital equipment. Mr. Hendrickson received a B.S. in Computer Science from Illinois Institute of Technology.

DAVID FUCCI joined the Company as Vice President of Operations in June 2014.  From February 2003 to May 2014, Mr. Fucci served as Vice President of Manufacturing Operations/Vice President of Quality & Compliance at DCG Systems, a leading provider of design-to-test solutions for the global semiconductor industry. DCG Systems was a division of Credence Systems Corporation, a provider of test solutions for the semiconductor industry, until 2008. Mr. Fucci was Director of Worldwide

Operations/Supply Chain Management at Wireless Online, Inc. from 2000 to 2002. Prior to that, he was Senior Director of Manufacturing Operations for MicroTouch Systems. Mr. Fucci received his B.S.E.E. from the Northeastern University and an M.B.A. from Boston University.

VERNON ROGERS joined the Company as Executive Vice President of Sales and Marketing in October 2018. Prior to joining Aehr, Mr. Rogers served as head of sales and marketing at GES preceding its acquisition by Kimball Electronics. Mr. Rogers, over the past 22 years, has held numerous senior executive sales, marketing and operations management positions, successfully building multi-channel sales distribution and support organizations at both public and start-up technology companies in the semiconductor and system level test space. His career has focused on nanoscale inspection, manufacturing, and test technologies with such leaders as LitePoint (acquired by Teradyne), Credence Systems Corporation (acquired by Xcerra), NPTest (acquired by Credence Systems) and Schlumberger Automated Test Equipment. He also oversaw sales for FlexStar Technology, a Bay Area leader in hard disk drives (HDD) and solid-state disk drives (SSD) test and burn-in. Mr. Rogers received a B.S. in Electrical Engineering from North Dakota State University.

KUNIO SANO joined the Company as Vice President of New System Development, Aehr Test Systems Japan K.K., the Company's subsidiary in Japan, in June 1998 and was elected President, Aehr Test Systems Japan K.K. in January 2001. From 1991 to 1998, he served as Manager of the Development Engineering Department at Tokyo Electron Yamanashi Limited, a leading worldwide semiconductor equipment manufacturer. Prior to that, Mr. Sano held a development engineering position at TOKICO LTD. and test engineering and design positions at Oki Engineering Co., Ltd. Mr. Sano received a B.S.E.E. from Sagami Institute of Technology in Kanagawa, Japan.

COMPENSATION DISCUSSION AND ANALYSIS

General Philosophy

The Company compensates the Company’s executive officers through a combination of base salary, cash bonus and equity compensation designed to be competitive with comparable companies. The Company’s primary objectives of the overall executive compensation program are to attract, retain, motivate and reward Company executive officers while aligning their compensation with the achievements of key business objectives and maximization of shareholder value.

The Company’s compensation programs are designed to:

1.
reward executive officers for performance and link executive compensation to the creation of shareholder value through the use of performance and equity-based compensation;

2.
attract, retain and motivate highly qualified executive officers by compensating them at a level that is competitive with other companies in similar industries;

3.
share the risks and rewards of the Company’s business with the Company’s executive officers; and

4.
maximize long-term shareholder returns by utilizing compensation funds in a cost-effective manner.

To achieve these objectives, the Company has implemented and maintains compensation plans that tie a significant portion of executive officers’ overall compensation to the Company’s financial performance and stock price. In determining the compensation for the Company’s executive officers, the Company considers a number of factors, including information regarding comparably sized companies in the semiconductor equipment and materials industries in the United States. The Company also considers the level of the executive officer, the geographical region in which the executive officer resides and the executive officer’s overall performance and contribution to the Company in determining compensation. The compensation packages provided by the Company to its executive officers, including the named executive officers, include both cash-based and equity-based compensation. A component of these compensation packages is linked to the performance of individual executive officers as well as Company-wide performance objectives. The Compensation Committee ensures that the total compensation paid to the Company’s executive officers is competitive and consistent with the Company’s compensation philosophy and corporate governance guidelines. The Compensation Committee relies upon Company employees, personal knowledge of semiconductor equipment industry compensation practices, compensation data in SEC filings, and national and regional compensation surveys to provide information and recommendations to establish specific compensation packages for executive officers.

Role of Compensation Committee

The Company’s executive officer compensation program is overseen and administered by the Compensation Committee. The Compensation Committee reviews and advises the Board of Directors regarding all forms of compensation to be provided to the executive officers of the Company. The Compensation Committee is appointed by the Company’s Board of Directors, and currently consists of directors Oliphant and Slayen, each of whom is an “outside director” for purposes of Section 162(m) of the Code and a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

The Company’s Compensation Committee has primary responsibility for ensuring that the Company’s executive officer compensation and benefit program is consistent with the Company’s compensation philosophy and corporate governance guidelines and for determining the executive compensation packages offered to the Company’s executive officers.

The Compensation Committee is responsible for:

1.
determining the specific executive officer compensation methods to be used by the Company and the participants in each of those specific programs;

2.
determining the evaluation criteria and timelines to be used in those programs;

3.
determining the processes that will be followed in the ongoing administration of the programs; and

4.
determining their role in the administration of the programs.

Many of the actions take the form of recommendations to the full Board of Directors where final approval, rejection or redirection may occur. The Compensation Committee is responsible for administering the compensation programs for all Company executive officers. The Compensation Committee has delegated the responsibility of administering the compensation programs for all other Company employees to the Company's officers.

Elements of Compensation

In structuring the Company’s compensation program, the Compensation Committee seeks to select the types and levels of compensation that will further its goals of rewarding performance, linking executive officer compensation to the creation of shareholder value, attracting and retaining highly qualified executive officers and maximizing long-term shareholder returns.

The Company designs base salary to provide the essential reward for an executive officer’s work. Once base salary levels are initially determined, increases in base salary are provided to recognize an executive officer’s specific performance achievements.

The Company utilizes equity-based compensation, including stock options and restricted stock units, or RSUs, to ensure that the Company has the ability to retain executive officers over a longer period of time, and to provide executive officers with a form of reward that aligns their interests with those of the Company’s shareholders. Executive officers whose skills and results the Company deems to be critical to the Company’s long-term success are eligible to receive higher levels of equity-based compensation.

The Company also utilizes various forms of performance-based compensation, including cash bonuses, commissions, and RSUs that allow the Company to remain competitive with other companies while providing additional compensation for an executive officer’s outstanding results and for the achievement of corporate objectives.

Core benefits, such as the Company’s basic health benefits, 401(k) program, Employee Stock Ownership Plan, or ESOP, and life insurance, are designed to provide support to executive officers and their families.

Currently, the Company uses the following executive officer compensation vehicles:

●
Cash-based programs: base salary, annual bonus plan and a booking commission plan; and

●
Equity-based programs: The 2016 Equity Incentive Plan, the Amended and Restated 2006 Employee Stock Purchase Plan, or ESPP, and the ESOP.

These programs apply to all executive level positions, except for the booking commission plan, which only applies to Gayn Erickson, the Chief Executive Officer, and Vernon Rogers, the Executive Vice President of Sales and Marketing. Periodically, but at least once near the close of each fiscal year, the Compensation Committee reviews the existing plans and recommends those that should be used for the subsequent year.

Consistent with the Company’s compensation philosophy, the Company has structured each element of the Company’s executive officer compensation program as described below.

Base Salary

The Company creates a set of base salary structures that are both affordable and competitive in relation to the market. The Company determines the Company’s executive officer salaries based on job responsibilities and individual experiences. The Company monitors base salary levels within the market and makes adjustments to the Company’s structures as needed after considering the recommendations of management. The Company’s Compensation Committee reviews the salaries of the Company’s executive officers annually, and the Company’s Compensation Committee grants increases in salaries based on individual performance during the prior calendar year, provided that any increases are within the guidelines determined by the Compensation Committee for each position.

Annual Bonus

The Company’s executive annual bonus plan provides for cash bonus awards, dependent upon attaining stated corporate objectives and personal performance goals. The Company’s executive officers are eligible to receive cash bonuses based upon the Company’s achievement of certain financial and performance goals set by the Compensation Committee. The Compensation Committee approves the performance criteria on an annual basis and these financial and performance goals typically have a quarterly or one-year time horizon. The Compensation Committee believes that the practice of awarding incentive bonuses based on the achievement of performance goals furthers the Company’s goal of strengthening the connection between the interests of management and the Company’s shareholders.

In fiscal 2019, the Company’s Compensation Committee determined the maximum eligible cash bonus levels for Gayn Erickson and Kenneth B. Spink were up to 100% of their base salaries. Vernon Rogers was elected Executive Vice President of Sales and Marketing in October 2018 and was not eligible for cash bonus in fiscal 2019. Based on the Company performance for the year, the Compensation Committee did not award any cash bonuses to the Company’s executive officers. The annual incentive bonus plan is discretionary, and the Compensation Committee may modify, suspend, eliminate or adjust the plan, the goals and the total or individual payouts at any time.

Booking Commission

During fiscal 2019, Gayn Erickson, the Company’s Chief Executive Officer, was eligible to receive a booking commission based on his achievement of a booking milestone, and additional commissions based upon bookings above that milestone. Commissions are considered earned upon achievement of booking milestones and are paid after the close of the month of revenue recognition. Under this plan, no booking commissions were earned by Mr. Erickson in fiscal 2019.

During fiscal 2019, Vernon Rogers, the Executive Vice President of Sales and Marketing, was eligible to receive booking commission based on achievement of booking objectives or quotas. Vernon Rogers receives a standard commission for bookings up to 100% of quota and accelerated commissions based on bookings above quota. Commissions are considered earned at the time of booking and are paid after the close of the month of revenue recognition.

Under this plan, Vernon Rogers, the Executive Vice President of Sales and Marketing, earned $55,319 in fiscal 2019 and was paid $17,864 during fiscal 2019. The remaining $37,455 earned in fiscal 2019 will be paid to Vernon Rogers in fiscal 2020 or later when the revenue from the booking during fiscal 2019 is recognized. Commissions earned by Vernon Rogers in fiscal 2019 are included in the annual non-equity incentive plan compensation column in the Summary Compensation Table on page 31.

Equity Compensation

The Company awards equity compensation to the Company’s executive officers based on the performance of the executive officer and guidelines related to each executive officer’s position in the Company. The Company determines the Company’s equity compensation guidelines based on information derived from the Company’s experience with other companies and, with respect to the Company’s executive officers, informal surveys of companies in the Company’s industry. The Company typically bases awards to newly hired executive officers and for continuing executive officers on these guidelines as well as an executive officer’s performance for the prior fiscal year. The Company evaluates each executive officer’s awards based on the factors described above and competitive practices in the Company’s industry. The Company believes that stock option ownership is an important factor in aligning corporate and individual goals. The Company utilizes equity-based compensation, including stock options and RSUs, to encourage long-term performance with corporate performance and extended executive officer tenure producing potentially significant value.

The Company’s Compensation Committee generally grants stock options and RSUs to executive officers. Such grants are typically made at the first meeting of the Board of Directors held each fiscal year. The Company believes annual awards at this time allow the Compensation Committee to consider a number of factors related to the option award decisions, including corporate performance for the prior fiscal year, executive officer performance for the prior fiscal year and expectations for the upcoming fiscal year. With respect to newly hired executive officers, the Company’s standard practice is to make stock option grants effective on or shortly after the executive officer’s hire date.

The criteria for determining the appropriate salary level, bonus and equity awards for each of the executive officers include: (a) Company performance as a whole; (b) business unit performance (where appropriate); and (c) individual performance. Company performance and business unit performance are measured against both strategic and financial goals. Examples of these goals are to obtain operating profit, revenue growth, and timely new product introduction. Individual performance is measured to specific objectives relevant to the executive officer’s position and a specific time frame.

These criteria are usually related to a fiscal year time period, but may, in some cases, be measured over a shorter or longer time frame.

The processes used by the Compensation Committee include the following steps:

1.
The Compensation Committee periodically reviews information comparing the Company’s compensation levels to other companies in similar industries, other leading companies (regardless of industry) and competitors. Primarily, personal knowledge of semiconductor equipment industry compensation practices, compensation data in SEC filings, and national and regional compensation surveys are used.

2.
At or near the start of each evaluation cycle, the Compensation Committee meets with the Chief Executive Officer to review, revise as needed, and agree on the performance objectives set for the other executive officers. The Chief Executive Officer and Compensation Committee jointly set the Company objectives to be used. The business unit and individual objectives are formulated jointly by the Chief Executive Officer and the specific individual. The Compensation Committee also, with the Chief Executive Officer, jointly establishes and agrees on respective performance objectives of each executive officer.

3.
Throughout the performance cycle review, feedback is provided by the Chief Executive Officer, the Compensation Committee and the Board of Directors, as appropriate.

4.
At the end of the performance cycle, the Chief Executive Officer evaluates each other executive officers’ relative success in meeting the performance goals. The Chief Executive Officer makes recommendations on salary, bonus and equity awards, utilizing the comparative results as a factor. Also included in the decision criteria are subjective factors such as teamwork, leadership contributions and ongoing changes in the business climate. The Chief Executive Officer reviews the recommendations and obtains Compensation Committee approval.

5.
The final evaluations and compensation decisions are discussed with each executive officer by the Chief Executive Officer or Compensation Committee, as appropriate.

In fiscal 2019, the Company granted a total of 804,000 options to purchase shares of the Company’s common stock of which a total of 553,500 options were granted to the Company’s executive officers, representing 68.8% of all options granted in fiscal 2019. The Company’s Compensation Committee does not apply a formula for allocating equity awards to executive officers. Instead, the Company’s Compensation Committee considers the role and responsibilities of the executive officers, competitive factors, the non-equity compensation received by the executive officers and the total number of options to be granted in the fiscal year.

Other Benefits

Executive officers are eligible to participate in all of the Company’s employee benefit plans, such as medical, dental, group life, disability, and accidental death and dismemberment insurance, the Company’s 401(k) plan, the Company’s 2016 Equity Incentive Plan, ESOP, and ESPP. The executive officers participate on the same basis as other employees, except that the Company makes payments for a supplemental insurance to cover the uninsured out-of-pocket amounts related to healthcare for the executive officers. Other than these payments, there were no other special benefits or perquisites provided to any executive officer in fiscal 2019, except that Vernon Rogers received auto allowance payments. During fiscal 2019, the Company made payments for health and life insurance premiums and medical costs as reflected in the Summary Compensation Table below under the “All Other Compensation” column. The Company does not maintain any pension plan, retirement benefit or deferred compensation arrangement other than the Company’s 401(k) plan and ESOP. The Company is not required to make contributions to the 401(k) plan and did not make any during fiscal 2019. During fiscal 2019, the Company contributed $60,000 to the Company’s ESOP.

The Company entered into Change of Control Severance Agreements on January 3, 2012 with Mr. Gayn Erickson; on September 9, 2015 with Mr. Kenneth B. Spink; and on October 12, 2018 with Mr. Vernon Rogers; pursuant to which those executives would be entitled to a payment in the event of a termination of employment for specified reasons following a change of control of the Company. For this purpose, a change of control of the Company means a merger or consolidation of the Company, a sale by the Company of all or substantially all of its assets, the acquisition of beneficial ownership of a majority of the outstanding voting securities of the Company by any person or a change in the composition of the Board as a result of which fewer than a majority of the directors are incumbent directors. Termination of employment for purposes of these agreements means a discharge of the executive by the Company, other than for specified causes including dishonesty, conviction of a felony, misconduct or wrongful acts. Termination also includes resignation following the occurrence of an adverse change in the executive’s position, duties, compensation or work conditions. The amounts payable under the agreements will change from year to year based on the executive’s compensation.

In the event of a termination following a change of control, the amounts payable to Messrs. Erickson, Spink and Rogers based on their base salaries at May 31, 2019, would be approximately $465,837, $171,818 and $134,127, respectively. In addition to the amounts payable to the executive officers mentioned in the previous sentence, the aggregate values of the acceleration of vesting of the executive officers’ unvested stock options based on the spread between the closing price of the Company’s Common Stock on May 31, 2019 (the last business day of the last fiscal year) of $1.75 and the exercise price of the stock options for Messrs. Erickson, Spink, and Rogers would be $873, $368 and $2,000, respectively, and the aggregate values of the acceleration of vesting of the executive officers’ unvested RSUs based on the closing price of the Company’s Common Stock on May 31, 2019 of $1.75 for Messrs. Erickson, Spink and Rogers would be $19,010, $8,006 and $0, respectively.

Compensation of the Chief Executive Officer

The Compensation Committee used the same compensation policy described above for all executive officers to determine the compensation for Mr. Gayn Erickson, the Company’s Chief Executive Officer, in fiscal year 2019. In setting both the cash-based and the equity-based elements of Mr. Erickson’s compensation, the Compensation Committee considered the company’s performance, competitive forces taking into account Mr. Erickson’s experience and knowledge, and Mr. Erickson’s leadership in achieving the Company’s long-term goals. During fiscal year 2019, Mr. Erickson received stock options under the Company’s 2016 Equity Incentive Plan for 100,000 shares, which vest over four year. The Compensation Committee believes Mr. Erickson’s fiscal year 2019 compensation was fair relative to the Company’s performance and Mr. Erickson’s individual performance and leadership, and that it rewards him for this performance and will serve to retain him as a key employee.

Policy on Deductibility of Compensation

The Company is required to disclose the Company’s policy regarding qualifying executive compensation for deductibility under Section 162(m) of the Code which provides that, for purposes of the regular income tax, the otherwise allowable deduction for compensation paid or accrued with respect to the executive officers of a publicly-held company, which is not performance-based compensation, is limited to no more than $1 million per year. To the extent such compensation to be paid to such executive officers exceeds the $1 million limit per officer, such excess will be treated as performance-based compensation.

Compensation of Executive Officers

The following table shows information concerning compensation awarded to, earned by or paid for services to the Company in all capacities during the fiscal years ended May 31, 2019, 2018 and 2017 by the Company’s Chief Executive Officer, and each of the two other most highly compensated executive officers for the fiscal year ended May 31, 2019. We refer to these executive officers as our named executive officers.

Summary Compensation Table

						Non-Equity
Name and	Fiscal			Stock	Option	Incentive Plan	All Other
Principal Position	Year	Salary	Bonus	Awards (1)	Awards (1)	Compensation (2)	Compensation (3)	Total
Gayn Erickson	2019	$288,766	--	--	$157,017	--	$35,146(4)	$480,929
President and Chief	2018	$288,343	$3,988	$44,802	$84,592	--	$30,248	$451,973
Executive Officer	2017	$275,018	--	$82,740	$48,019	--	$32,691	$438,468

Kenneth B. Spink	2019	$218,504	--	--	$64,987	--	$17,752(5)	$301,243
Vice President of Finance	2018	$217,627	$1,811	$18,864	$62,311	--	$14,945	$315,558
and Chief Financial Officer	2017	$190,008	--	$10,080	$19,535	--	$15,237	$234,860

Vernon Rogers	2019	$150,010	--	--	$343,600	$55,319	$27,839(6)	$576,768
Executive Vice President of Sales and Marketing

(1)
The amounts reported represent the aggregate grant date fair value of equity awards granted in the respective fiscal years, as determined pursuant to ASC 718 (but excluding the effect of estimated forfeitures for performance-based awards). The assumptions used to calculate the value of awards are set forth in Note 10 of the Notes to the Consolidated Financial Statements included in Aehr Test’s Annual report on Form 10-K for fiscal filed with the SEC on August 28, 2019.

(2)
Commissions earned.

(3)
Consists of contributions made by the Company under its ESOP, health and life insurance premiums, medical costs and auto allowance paid by the Company.

(4)
Includes health and life insurance premiums and medical costs paid by the Company in the amount of $32,683.

(5)
Includes health and life insurance premiums and medical costs paid by the Company in the amount of $15,872.

(6)
Includes health and life insurance premiums and medical costs in the amount of $18,255, and auto allowance in the amount of $8,000 paid by the Company.

Grants of Plan Based Awards in Fiscal 2019

The following table provides information with regard to each grant of an award made to the named executive officers during the fiscal year ended May 31, 2019.

				All Other
				Option
				Awards:
	Estimated Future Payouts			Number of	Exercise	Grant Date
	Under Non-Equity			Securities	Price of	Fair Value of
	Incentive Plan Awards (1)		Grant	Underlying	Option	Stock Option
Name	Target ($)	Maximum ($)	Date	Option # (2)	Awards ($) (3)	Awards ($)
Gayn Erickson (4)	$144,385	$288,769	8/17/18	100,000	$2.40	$148,070

Kenneth B. Spink	$109,255	$218,509	8/17/18	42,500	$2.40	$62,930

Vernon Rogers (5)	$--	$--	10/23/18	200,000	$2.03	$242,480
			12/12/18	100,000	$1.71	$101,120

(1)
Reflects the target and maximum values of cash bonus award, excluding commission, to the named executive officers in fiscal 2019. The cash bonus award amounts actually earned by the named executive officers in fiscal 2019 are shown in the Summary Compensation Table for fiscal 2019 under the heading “Bonus” refer to “Compensation Discussion and Analysis” above for a description of the cash bonus compensation.

(2)
The stock options granted in fiscal 2019 are generally exercisable starting one month after the date of grant, with 1/48th of the shares covered thereby becoming exercisable at that time and with an additional 1/48th of the total number of option shares becoming exercisable each month thereafter, with full vesting occurring on the fourth anniversary of the date of grant. These options generally expire seven years from the date of grant.

(3)
Options are granted at an exercise price equal to the fair market value of the Company’s Common Stock, as determined by reference to the closing price reported by the Nasdaq Capital Market on the date of grant.

(4)
Mr. Erickson is eligible to receive booking commission in addition to a cash bonus award. Mr. Erickson is eligible to receive $150,000 at the target worldwide consolidated bookings, plus 0.3% of worldwide consolidated bookings above target worldwide consolidated bookings.

(5)
Mr. Rogers is eligible to receive booking commission instead of a cash bonus award. Mr. Rogers is eligible to receive $125,000 at the target worldwide consolidated bookings, plus 0.556% of worldwide consolidated bookings above target worldwide consolidated bookings.

Outstanding Equity Awards at Fiscal 2019 Year-End

The following table presents certain information concerning the outstanding equity awards held as of May 31, 2019 by each named executive officer.

	Stock Awards		Option Awards
	Number of Shares	Market Value of Shares	Number of Securities		Option	Option
	of Stock or Units	of Stock or Units	Underlying Unexercised Options (3)		Exercise	Expiration
Name	Unvested (1)	Unvested (2)	Exercisable	Unexercisable	Price	Date

Gayn Erickson	10,863	$19,010	55,000	--	$1.271	6/26/2019
			95,000	--	$1.280	6/25/2020
			100,000	--	$2.710	8/20/2021
			57,000	--	$2.100	4/21/2022
			30,280	12,470	$1.680	7/25/2023
			15,674	18,526	$3.930	7/11/2024
			18,749	81,251	$2.400	8/17/2025

Kenneth B. Spink	4,575	$8,006	3,438	--	$1.280	6/25/2020
			12,000	--	$2.710	8/20/2021
			9,500	--	$2.100	4/21/2022
			26,583	2,417	$2.300	9/9/2022
			12,750	5,250	$1.680	7/25/2023
			11,183	13,217	$3.930	7/11/2024
			7,968	34,532	$2.400	8/17/2025

Vernon Rogers	--	$--	--	50,000	$1.710	12/12/2025
			29,165	170,835	$2.030	10/23/2025

(1)
RSUs generally vest starting three months after the date of grant, and with an additional 1/16th of the total number of RSUs vesting each three months thereafter, with full vesting occurring on the fourth anniversary of the date of grant.

(2)
Market value of RSUs was based on the closing price of the Company’s Common Stock on May 31, 2019 of $1.75.

(3)
Stock options outstanding are generally exercisable starting one month after the date of grant, and with an additional 1/48th of the total number of option shares becoming exercisable each month thereafter, with full vesting occurring on the fourth anniversary of the date of grant.

Stock Awards Vested and Option Exercises in Fiscal 2019

The following table provides information concerning option exercises and RSUs vested by the named executive officers during the fiscal year ended May 31, 2019.

	Stock Awards		Option Awards
	Number of Shares	Value	Number of Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Vesting (#)	Vesting ($) (1)	Exercise (#)	Exercise ($) (2)
Gayn Erickson	6,414	$11,887	201,667	$205,942
Kenneth B. Spink	2,700	5,004	--	--
Vernon Rogers	--	--	--	--

(1)
The aggregate value realized upon vesting of RSUs represents the closing price of the Company’s common stock reported by the Nasdaq Capital Market on the vesting date multiplied by the number of RSUs vested.

(2)
The aggregate value realized upon exercise of stock options represents the difference between the exercise price and the closing price of the Company’s common stock reported by the Nasdaq Capital Market on the exercise date multiplied by the number of options exercised.

Potential Payments Upon Termination or Change of Control

The following table shows the potential payments upon termination or change of control for the named executive officers as of May 31, 2019.

Involuntary
Termination not for
Named Executive Benefits and Payments	Cause Following a
Upon Termination:	Change of Control (1)
Gayn Erickson
Base salary	$433,153
Medical continuation	32,683
Value of accelerated stock options (2)	873
Value of accelerated RSUs (3)	19,010

Kenneth B. Spink
Base salary	$163,882
Medical continuation	7,936
Value of accelerated stock options (2)	368
Value of accelerated RSUs (3)	8,006

Vernon Rogers
Base salary	$125,000
Medical continuation	9,127
Value of accelerated stock options (2)	2,000
Value of accelerated RSUs (3)	--

(1)
A change of control of the Company means a merger or consolidation of the Company, a sale by the Company of all or substantially all of its assets, the acquisition of beneficial ownership of a majority of the outstanding voting securities of the Company by any person or a change in the composition of the Board as a result of which fewer than a majority of the directors are incumbent directors. Involuntary termination not for cause means a discharge of the executive by the Company, other than for specified causes including dishonesty, conviction of a felony, misconduct or wrongful acts, and also includes resignation following the occurrence of an adverse change in the executive officer’s position, duties, compensation or work conditions.

(2)
Represents the aggregate value of the acceleration of vesting of the executive officer’s unvested stock options based on the spread between the closing price of the Company’s Common Stock on May 31, 2019 of $1.75 and the exercise price of the stock options.

(3)
Represents the aggregate value of the acceleration of vesting of the executive officer’s unvested RSUs based on the closing price of the Company’s Common Stock on May 31, 2019 of $1.75.

Director Compensation

Rhea J. Posedel and Gayn Erickson, inside directors of the Company during fiscal year 2019, did not receive any compensation for their services as members of the Board of Directors. An inside director is a director who is a regular employee of the Company, whereas an outside director is not an employee of the

Company. Each outside director received (1) an annual retainer of $25,000 paid in quarterly installments in the first quarter of fiscal 2019, increased to $40,000 paid in quarterly installments starting in the second quarter of fiscal 2019, (2) $2,500 for each regular board meeting such member attended, and (3) $1,250 for each special telephonic board meeting such member attended. Committee members attending a committee meeting not held in conjunction with a regular board meeting received the following amounts: Audit Committee chair - $2,000; Audit Committee member - $1,500; Compensation Committee chair - $1,750; and other committee members - $1,250. Committee members attending a committee meeting held in conjunction with a regular board meeting received 50% of the amounts noted above for each respective committee member. Outside directors are also reimbursed for certain expenses incurred in attending board and committee meetings.

Directors are also eligible to participate in the Company’s Equity Incentive Plans. On October 23, 2018, outside directors William Elder, Mario Rosati, John Schneider and Howard Slayen were each granted options to purchase 10,000 shares at $2.03 per share.

The following table sets forth the compensation paid by the Company during the fiscal year ended May 31, 2019 to the Company’s directors other than Mr. Erickson:

Director Compensation

		Fees Earned	Option	Stock	Non-equity	All Other	Total
		or Paid in	Awards	Awards	Incentive Plan	Compensation	Compensation
Name	Year	Cash ($)	($) (1)	($)	Compensation ($)	($)	($)

Rhea J. Posedel	2019	$100,006(3)	$26,653	--	--	$19,459(2)	$146,118
William W. R. Elder (4)	2019	56,500	12,124	--	--	--	68,624
Mario M. Rosati	2019	48,750	12,124	--	--	--	60,874
John M. Schneider	2019	53,250	12,124	--	--	--	65,374
Howard T. Slayen	2019	60,500	12,124	--	--	--	72,624

(1)
The amounts reported represent the aggregate grant date fair value of equity awards granted in the respective fiscal years, as determined pursuant to ASC 718. The assumptions used to calculate the value of awards are set forth in Note 10 of the Notes to the Consolidated Financial Statements included in Aehr Test’s Annual Report on Form 10-K for fiscal filed with the SEC on August 28, 2019. At the end of fiscal 2019, the aggregate number of option awards outstanding for each director was as follows: 124,500 held by Rhea Posedel; 94,440 held by William Elder; 163,075 held by Mario Rosati; 79,259 held by John Schneider; and 119,220 held by Howard Slayen. Options granted generally vest at either one-twelfth (1/12th) or one-forty-eighth (1/48th) of the shares each month after the date of grant, so long as the optionee remains a director of the Company.

(2)
Includes health and life insurance premiums and medical costs paid by the Company in the amount of $18,775, and contributions made by the Company under its ESOP in the amount of $684.

(3)
Reflects salary earned by Rhea Posedel in fiscal 2019 as an employee of the Company.

(4)
William W. R. Elder passed away on August 17, 2019.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

In its ordinary course of business, the Company may enter into transactions with certain of its directors and officers. The Company believes that each such transaction has been on terms no less favorable for the Company than could have been obtained in a transaction with an independent third party. The Company’s policy is to require that any transaction with a related party that is required to be reported under applicable SEC rules, be reviewed and approved according to an established procedure. Such a transaction is reviewed and approved by the Company’s Audit Committee as required by the Audit Committee’s charter. We have not adopted specific standards for approval of these transactions, but instead we review each such transaction on a case by case basis.

Legal Counsel

During fiscal 2019, Mr. Mario M. Rosati, a member of the Board of Directors of the Company, was also a member of the law firm of Wilson Sonsini Goodrich & Rosati, Professional Corporation, or WSGR. The Company retained WSGR as its legal counsel during the fiscal year. The Company plans to retain WSGR as its legal counsel again during fiscal 2020.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of directors Oliphant and Slayen. No interlocking relationship exists between the Company’s Board of Directors and Compensation Committee and the board of directors or compensation committee of any other company.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE Laura Oliphant Howard T. Slayen

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS
AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of August 31, 2019, or some other practical date in cases of the principal shareholders, by: (i) each person (or group of affiliated persons) known to the Company to be the beneficial owner of more than 5% of the Company’s Common Stock, (ii) each director of the Company, (iii) each of the Company’s named executive officers, and (iv) all directors and executive officers of the Company as a group:

	Shares Beneficially
	Owned (1)
Beneficial Owner	Number	Percent (2)

Directors and Named Executive Officers:
Rhea J. Posedel (3)	1,049,756	4.60%
Gayn Erickson (4)	866,618	3.80%
Laura Oliphant (5)	937	*
Mario M. Rosati (6)	390,760	1.70%
John M. Schneider (7)	648,312	2.80%
Howard T. Slayen (8)	342,691	1.50%
Kenneth B. Spink (9)	132,870	*
Vernon Rogers (10)	69,163	*
All Directors and Executive Officers as a group (12 persons) (11)	3,920,792	16.30%

Principal Shareholders:
AWM Investment Company, Inc. (12)	1,898,524	8.40%
527 Madison Avenue, Suite 2600, New York, NY 10022
Royce & Associates, LP (13)	1,241,700	5.50%
745 Fifth Avenue, New York, NY 10151

*
Represents less than 1% of the Common Shares

(1)
Beneficial ownership is determined in accordance with the rules of the SEC. Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have represented to the Company that they have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Unless otherwise indicated, the address of each of the individuals listed in the table is c/o Aehr Test Systems, 400 Kato Terrace, Fremont, California 94539.

(2)
Percentage ownership is based on 22,720,986 shares of Common Stock outstanding on August 31, 2019. Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of August 31, 2019 and shares of Common Stock subject to RSUs that are subject to vest within 60 days of August 31, 2019 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)
Includes 902,422 shares held by the Rhea J. Posedel Family Trust, and 100,500 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2019.

(4)
Includes 343,259 shares issuable upon the exercise of stock options exercisable and 1,603 RSUs vesting within 60 days of August 31, 2019.

(5)
Includes 937 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2019.

(6)
Includes 27,000 shares held by Mario M. Rosati and Douglas Laurice, trustees for the benefit of Mario M. Rosati, 151,016 shares held by Mario M. Rosati, Trustee of the Mario M. Rosati Trust, U/D/T dated 1/5/90, 22,500 shares held by WS Investment Company, LLC (2001A) for which Mr. Rosati is a general partner, 23,468 shares held by Mario M. Rosati and Danelle Storm Rosati, Trustees of the Rosati Family Trust U/D/T dated May 23, 1997, and 163,075 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2019.

(7)
Includes 331,800 shares held in a Schwab IRA for which Mr. Schneider is the owner, 205,676 shares held by Dharma Group Investment LLC for which Mr. Schneider is the owner, 28,632 shares held by PWA Real Estate, LLC for which Mr. Schneider is an affiliate, and 79,259 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2019.

(8)
Includes 119,220 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2019.

(9)
Includes 97.808 shares issuable upon the exercise of stock options exercisable and 675 RSUs vesting within 60 days of August 31, 2019.

(10)
Includes 69,163 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2019.

(11)
Includes 1,308,617 shares issuable upon the exercise of stock options exercisable and 3,352 RSUs vesting within 60 days of August 31, 2019.

(12)
Based on information reported by AWM Investment Company, Inc. on Schedule 13G/A filed with the SEC on February 13, 2019.

(13)
Based on information reported by Royce & Associates, LP on Schedule 13G filed with the SEC on January 14, 2019.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors of the Company serves as the representative of the Board for general oversight of the Company’s financial accounting and reporting system of internal control, audit process and process for monitoring compliance with laws and regulations. The Audit Committee evaluates the scope of the annual audit, reviews audit results, consults with management and the Company's independent registered public accounting firm prior to the presentation of financial statements to shareholders and, as appropriate, initiates inquiries into aspects of the Company's financial affairs.

The Company’s management has primary responsibility for preparing the Company’s consolidated financial statements and for the Company’s financial reporting process. The Company’s independent registered public accounting firm, BPM LLP, is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements to accounting principles generally accepted in the United States of America. The Audit Committee has reviewed and discussed with management the audited consolidated financial statements contained in the Company’s Annual Report on From 10-K for fiscal year 2019. BPM LLP, the Company’s independent registered public accounting firm for fiscal year 2019, issued their unqualified report dated August 28, 2019 on the Company's consolidated financial statements.

The Audit Committee has also discussed with BPM LLP the matters required to be discussed by the Auditing Standards No. 1301, “Communications with Audit Committee” issued by the Public Company Accounting Oversight Board. The Audit Committee has also received the written disclosures and the letter from BPM LLP required by the applicable Public Company Accounting Oversight Board requirements for independent accountant communications with audit committees concerning auditor independence, and has conducted a discussion with BPM LLP relative to its independence. The Audit Committee has considered whether BPM LLP's provision of non-audit services is compatible with its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of Aehr Test Systems that the Company's audited consolidated financial statements for the fiscal year ended May 31, 2019 be included in the Company’s Annual Report on Form 10-K.

AUDIT COMMITTEE Laura Oliphant John M. Schneider Howard T. Slayen

COMPLIANCE WITH SECTION 16(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Exchange Act requires that directors, certain officers of the Company and 10% shareholders file reports of ownership and changes in ownership with the SEC as to the Company’s securities beneficially owned by them. Such persons are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of copies of such forms received by the Company, or on written representations from certain reporting persons, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during the fiscal year ended May 31, 2019, except that the Form 4 of John Schneider reporting stock sales on July 25, 2018 and on July 26, 2018 was inadvertently filed late.

FINANCIAL STATEMENTS

The Company’s Annual Report to Shareholders for the last fiscal year is being mailed with this Proxy Statement to shareholders entitled to notice of the meeting. The Annual Report includes the consolidated financial statements, unaudited selected consolidated financial data and management’s discussion and analysis of financial condition and results of operations.

OTHER MATTERS

The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend.

By Order of the Board of Directors, GAYN ERICKSON President and Chief Executive Officer

Dated: September 26, 2019

APPENDIX A

AEHR TEST SYSTEMS

2016 EQUITY INCENTIVE PLAN

1.
Purposes of the Plan. The purposes of this Plan are:

●
to attract and retain the best available personnel for positions of substantial responsibility,

●
to provide additional incentive to Employees, Directors and Consultants, and

●
to promote the success of the Company’s business.

          The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares, and other stock or cash awards as the Administrator may determine.

2.
Definitions. As used herein, the following definitions will apply:

(a)              “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b)              “Affiliate” means any entity that, directly or indirectly, controls, is controlled by, or is under common control with, the Company.

(c)              “Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards, including but not limited to U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.

(d)              “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, or other stock or cash awards as the Administrator may determine.

(e)              “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f)              “Board” means the Board of Directors of the Company.

(g)              “Change in Control” means the occurrence of any of the following events:

(i)           A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control. Further, if the shareholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event shall not be considered a Change in Control under this subsection (i). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or

(ii)           A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12)-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii)           A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s shareholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(h)            “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(i)            “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or a duly authorized committee of the Board, in accordance with Section 4 hereof.

(j)            “Common Stock” means the common stock of the Company.

(k)            “Company” means Aehr Test Systems, a California corporation, or any successor thereto.

(l)            “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent, Subsidiary or Affiliate to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided, further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.

(m)           “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Code Section 162(m).

(n)            “Director” means a member of the Board.

(o)            “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(p)            “Employee” means any person, including Officers and Directors, employed by the Company or any Parent, Subsidiary or Affiliate of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(q)            “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r)            “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is increased or reduced.

(s)            “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the NASDAQ Capital Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)           If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)           In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(t)              “Fiscal Year” means the fiscal year of the Company.

(u)             “Full Value Award” means any Award which results in the issuance of Shares other than Options, Stock Appreciation Rights or other Awards that are based solely on an increase in value of the Shares following the grant date.

(v)             “Incentive Stock Option” means an Option that by its terms qualifies and is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(w)            “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(x)             “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(y)             “Option” means a stock option granted pursuant to the Plan.

(z)             “Outside Director” means a Director who is not an Employee.

(aa)           “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(bb)           “Participant” means the holder of an outstanding Award.

(cc)            “Performance Goals” will have the meaning set forth in Section 12 of the Plan.

(dd)            “Performance Period” means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

(ee)            “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 11.

(ff)            “Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 11.

(gg)           “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, continued service, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(hh)           “Plan” means this 2016 Equity Incentive Plan.

(ii)            “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

(jj)              “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(kk)            “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ll)              “Section 16(b)” means Section 16(b) of the Exchange Act.

(mm)          “Securities Act” means the Securities Act of 1933, as amended.

(nn)            “Section 409A” means Section 409A of the Code and the final regulations and any guidance promulgated thereunder, as may be amended from time to time.

(oo)            “Service Provider” means an Employee, Director or Consultant.

(pp)            “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

(qq)            “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 10 is designated as a Stock Appreciation Right.

(rr)             “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.
Stock Subject to the Plan.

(a)              Stock Subject to the Plan. Subject to the provisions of Section 15(a) of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is (i) 1,600,000 Shares, plus (ii) any Shares which have been reserved but not issued pursuant to any awards granted under the Company’s 2006 Stock Plan, as amended, as of the date of stockholder approval of this Plan, plus (iii) any Shares subject to stock options, restricted stock units, performance shares, performance units, or similar awards granted under the Company’s 2006 Stock Plan, as amended, or the Company’s 1996 Stock Option Plan, as amended (together, the “Existing Plans”) that, on or after the date this Plan is approved by the Company’s shareholders, expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under the Existing Plans that are forfeited to or repurchased by the Company, with the maximum number of Shares to be added to the Plan from the Existing Plans pursuant to clauses (ii) and (iii) equal to 4,893,353. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b)              Full Value Awards. Any Shares subject to Full Value Awards will be counted against the numerical limits of Section 3(a) as 2.00 Shares for every 1 Share subject thereto. Further, if Shares subject to any Full Value Award are forfeited to or repurchased by the Company and otherwise would return to the Plan pursuant to Section 3(c), 2.00 times the number of Shares so forfeited or repurchased will return to the Plan and will again become available for issuance under the Plan.

(c)              Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to, or repurchased by, the Company due to failure to vest, then the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares), which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, the gross Shares issued (i.e., Shares actually issued pursuant to a Stock Appreciation Right, as well as the Shares that represent payment of the exercise price and any applicable tax withholdings) pursuant to a Stock Appreciation Right will cease to be available under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. For purposes of clarification, no Shares purchased by the Company with proceeds received from the exercise of an Option or Stock Appreciation Right will become available for issuance under this Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 15, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan pursuant to Section 3(c).

(d)              Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4.
Administration of the Plan.

(a)              Procedure.

(i)           Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)          Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Code Section 162(m), the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Code Section 162(m).

(iii)         Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)         Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b)              Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i)          to determine the Fair Market Value;

(ii)         to select the Service Providers to whom Awards may be granted hereunder;

(iii)        to determine the number of Shares to be covered by each Award granted hereunder;

(iv)        to approve forms of Award Agreements for use under the Plan;

(v)         to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi)           to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vii)          to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;

(viii)         to modify or amend each Award (subject to Sections 5(d) and 21 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 7(b) of the Plan regarding Incentive Stock Options);

(ix)           to allow Participants to satisfy tax withholding obligations in such manner as prescribed in Section 16 of the Plan;

(x)            to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi)           to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award; and

(xii)          to make all other determinations deemed necessary or advisable for administering the Plan.

(c)              Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and will be given the maximum deference permitted by Applicable Laws.

5.
Award Limitations.

(a)              Annual Awards for Employees and Consultants. Subject to adjustment as provided in Section 15, during any Fiscal Year, no Employee or Consultant will be granted:

(i)            Options covering more than 200,000 Shares during any Fiscal Year, increasing to 400,000 Shares in the Fiscal Year of his or her initial service as an Employee.

(ii)           Stock Appreciation Rights covering more than 200,000 Shares during any Fiscal Year, increasing to 400,000 Shares in the Fiscal Year of his or her initial service an as Employee.

(iii)          Shares of Restricted covering more than 75,000 Shares during any Fiscal Year, increasing to 150,000 Shares in the Fiscal Year of his or her initial service as an Employee.

(iv)          Restricted Stock Units covering more than 75,000 Shares during any Fiscal Year, increasing to 150,000 Shares in the Fiscal Year of his or her initial service as an Employee.

(v)           Performance Shares covering more than 75,000 Shares during any Fiscal Year, increasing to 150,000 Shares in the Fiscal Year of his or her initial service as an Employee.

(vi)           Performance Units covering more than 75,000 Shares or having an initial value greater than $250,000, increasing to 150,000 and $500,000, respectively in the Fiscal Year of his or her initial service as an Employee.

(b)              Annual Awards for Outside Directors. No Outside Director may be granted, in any Fiscal Year, Awards with a grant date fair value (determined in accordance with GAAP) of greater than $150,000, increasing to $300,000 in the Fiscal Year of his or her initial service as an Outside Director. Any Award granted to a Participant while he or she was an Employee, or while he or she was a Consultant but not an Outside Director, will not count for purposes of the limitations under this Section 5(b).

(c)              No Exchange Program. The Administrator may not implement an Exchange Program.

6.               Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and such other cash or stock awards as the Administrator determines may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

7.               Stock Options.

(a)              Grant of Option. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate fair market value of the Shares with respect to which incentive stock options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), the portion of the Options falling within such limit will be Incentive Stock Options and the excess Options will be treated as Nonstatutory Stock Options. For purposes of this Section 7(a), incentive stock options will be taken into account in the order in which they were granted. The fair market value of the Shares will be determined as of the time the option with respect to such Shares is granted.

(b)              Term of Option. The term of each Option will be stated in the Award Agreement but will not exceed ten (10) years from the date the Option is granted. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c)              Option Exercise Price and Consideration.

(i)           Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1)           In the case of an Incentive Stock Option

(A)              granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

(B)              granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(2)           In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(3)           Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii)           Waiting Period and Exercise Dates. At the time an Option is granted and subject to the provisions of this Plan, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii)           Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) other Shares, provided that such Shares have a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (4) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (5) by net exercise; (6) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (7) any combination of the foregoing methods of payment.

(d)              Exercise of Option.

(i)           Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator, subject to the provisions of this Plan, and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii)           Termination of Relationship as a Service Provider other than Death or Disability. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination, but in no event later than the expiration of the term of such Option as set forth in the Award Agreement. If Participant dies during such post-employment period, the Option may be exercised following the Participant’s death for one (1) year after Participant’s death, but in no event later than the expiration of the term of such Option as set forth in the Award Agreement. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii)           Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination, but in no event later than the expiration of the term of such Option as set forth in the Award Agreement. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If, after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv)           Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death, but in no event later than the expiration of the term of such Option as set forth in the Award Agreement. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan.

(v)           Tolling Expiration. A Participant’s Award Agreement may also provide that:

(1)           if the exercise of the Option following the termination of Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (A) the expiration of the term of the Option set forth in the Award Agreement, or (B) the tenth (10th) day after the last date on which such exercise would result in liability under Section 16(b); or

(2)           if the exercise of the Option following the termination of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (A) the expiration of the term of the Option or (B) the expiration of a period of thirty (30)-day period after the termination of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

8.              Restricted Stock.

(a)              Grant of Restricted Stock. Subject to the terms of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(b)              Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(c)              Transferability. Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)              Other Restrictions. Subject to the provisions of this Plan, the Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e)              Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f)              Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)              Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h)              Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan in accordance with Section 3(b) of the Plan.

(i)              Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Code Section 162(m), the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock that is intended to qualify under Code Section 162(m), the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Code Section 162(m) (e.g., in determining the Performance Goals).

9.               Restricted Stock Units.

(a)              Grant of Restricted Stock Units. Subject to the terms of the Plan, the Administrator, at any time and from time to time, Restricted Stock Units may be granted to Service Providers at any time and from time to time as determined by the Administrator.

(b)              Restricted Stock Unit Agreement. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 9(e), may be left to the discretion of the Administrator.

(c)              Vesting Criteria and Other Terms. Subject to the provisions of this Plan, the Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion. After the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any restrictions for such Restricted Stock Units.

(d)              Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as specified in the Award Agreement.

(e)              Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again will be available for grant under the Plan.

(f)              Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company and become available for grant under the Plan.

(g)              Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Code Section 162(m), the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock Units which are intended to qualify under Code Section 162(m), the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Code Section 162(m) (e.g., in determining the Performance Goals).

10.             Stock Appreciation Rights.

(a)              Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)              Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan, provided, however, that the exercise price will be not less than 100% of the Fair Market Value of a Share on the date of grant.

(c)              Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(d)              Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. Notwithstanding the foregoing, the rules of Section 7(d) also will apply to Stock Appreciation Rights.

(e)              Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)           The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; multiplied by

(ii)          The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

11.              Performance Units and Performance Shares.

(a)              Grant of Performance Units/Shares. Subject to the terms of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion.

(b)              Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c)              Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d)              Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e)              Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable

Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f)              Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

(g)             Section 162(m) Performance Restrictions. For purposes of qualifying grants of Performance Units/Shares as “performance-based compensation” under Code Section 162(m), the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Performance Units/Shares which are intended to qualify under Code Section 162(m), the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Code Section 162(m) (e.g., in determining the Performance Goals).

12.              Performance-Based Compensation Under Code Section 162(m).

(a)              General. If the Administrator, in its discretion, decides to grant an Award intended to qualify as “performance-based compensation” under Code Section 162(m), the provisions of this Section 12 will control over any contrary provision in the Plan; provided, however, that the Administrator may in its discretion grant Awards that are not intended to qualify as “performance-based compensation” under Code Section 162(m) to such Participants that are based on Performance Goals or other specific criteria or goals but that do not satisfy the requirements of this Section 12.

(b)              Performance Goals. The granting and/or vesting of Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Code Section 162(m) and may provide for a targeted level or levels of achievement (“Performance Goals”) including stock price, revenue, profit, bookings, cash flow, customer retention, customer satisfaction, net bookings, net income, net profit, operating cash flow, operating expenses, total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; pre-tax profit; net asset turnover; inventory turnover; capital expenditures; net earnings; operating earnings; gross or operating margin; profit margin, debt; working capital; return on equity; return on net assets; return on total assets; return on capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; debt reduction; productivity; new product introductions; delivery performance; individual objectives; and total shareholder return. Any Performance Goals may be used to measure the performance of the Company as a whole or, except with respect to shareholder return metrics, to a region, business unit, affiliate or business segment, and any Performance Goals may be measured either on an absolute basis, a per share basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, and, with respect to financial metrics, which may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”) or which may be adjusted when established to either exclude any items otherwise includable under GAAP or under IASB Principles or include any items otherwise excludable under GAAP or under IASB Principles. In all other respects, Performance Goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Administrator prior to or at the time of the issuance of an Award and which is consistently applied with respect to a Performance Goal in the relevant Performance Period. In addition, the Administrator will adjust any performance criteria, Performance Goal or other feature of an Award that relates to or is wholly or partially based on the number of, or the value of, any stock of the Company, to reflect any stock dividend or split, repurchase, recapitalization, combination, or exchange of shares or other similar changes in such stock. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant.

(c)              Procedures. To the extent necessary to comply with the performance-based compensation provisions of Code Section 162(m), with respect to any Award granted subject to Performance Goals, within the first twenty-five percent (25%) of the Performance Period, but in no event more than ninety (90) days following the commencement of any Performance Period (or such other time as may be required or permitted by Code Section 162(m)), the Administrator will, in writing, (i) designate one or more Participants to whom an Award will be made, (ii) select the Performance Goals applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Goals and the amounts of such Awards, as applicable, to be earned by each Participant for such Performance Period. Following the completion of each Performance Period, the Administrator will certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amounts earned by a Participant, the Administrator will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period. A Participant will be eligible to receive payment pursuant to an Award for a Performance Period only if the Performance Goals for such period are achieved.

(d)              Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Participant and is intended to constitute qualified performance based compensation under Code Section 162(m) will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Code Section 162(m), and the Plan will be deemed amended to the extent necessary to conform to such requirements.

13.              Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

14.              Transferability of Awards.

(a)              General. Except to the limited extent provided in Section 14(b), an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.

(b)              Limited Transferability. The Administrator may permit an Award (other than an Incentive Stock Option) to be assigned or transferred, in whole or in part, during a Participant’s lifetime: (i) under a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2); or (ii) to a “family member,” within the meaning of and in accordance with instructions for Form S-8 promulgated under the Securities

Act, to the extent such assignment or transfer is in connection with the Participant’s estate plan; or (iii) to the extent required by any Applicable Law.

15.              Adjustments; Dissolution or Liquidation; Change in Control.

(a)              Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits in Sections 3 and 5 of the Plan.

(b)              Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it previously has not been exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)              Change in Control. Except as set forth in this Section 15(c), in the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that Awards may be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices. In taking any of the actions permitted under this, the Administrator will not be required to treat all Awards similarly in the transaction.

In the event that the successor corporation does not assume or substitute for the Award (and for the avoidance of doubt, notwithstanding the vesting limitations under Section 5(c)), the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. All other terms and conditions with respect to such Awards with performance-based vesting will be deemed met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 15(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

(d)              Outside Director Awards. With respect to Awards granted to an Outside Director, in the event of a Change in Control, the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which otherwise would not be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.

16.              Tax.

(a)              Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholding obligations are due, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b)              Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the amount required to be withheld or other greater amount up to the maximum statutory rate under Applicable Laws, as applicable to the Participant, if such other greater amount would not result in adverse financial accounting treatment, as determined by the Company (including in connection with the effectiveness of FASB Accounting Standards Update 2016-09 amending FASB Accounting Standards Codification Topic 718, Compensation – Stock Compensation), (iii) delivering to the Company already-owned Shares having a fair market value equal to the statutory amount required to be withheld, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, or (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined.

(c)              Compliance With Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A.

17.              Forfeiture Events. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to the reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Notwithstanding any provisions to the contrary under this Plan, an Award shall be subject to the Company’s clawback policy as may be established and/or amended from time to time (the “Clawback Policy”). The Administrator may require a Participant to forfeit, return or reimburse the Company all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws.

18.              No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider, nor will they interfere in any way with the Participant’s right or the right of the Company, or Parent or Subsidiary, as applicable, to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

19.              Grant Date. The grant date of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

20.              Term of Plan. Subject to Section 24 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years from the date adopted by the Board, unless terminated earlier under Section 21 of the Plan.

21.              Amendment and Termination of the Plan.

(a)              Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b)              Shareholder Approval. The Company will obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)              Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

22.              Conditions Upon Issuance of Shares.

(a)              Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)              Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

23.              Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any state, federal or foreign law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

24.              Shareholder Approval. The Plan will be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such shareholder approval will be obtained in the manner and to the degree required under Applicable Laws.